EXHIBIT 10.3
N2 BIOMEDICAL LLC
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of N2 BIOMEDICAL LLC, a Delaware limited liability company, dated as of the 18th day of September, 2013, is by and among the Company and the Members.
WHEREAS, N2 Biomedical LLC (the “Company”), has been formed pursuant to the Act by the filing of a Certificate of Formation with the Delaware Secretary of State, effective as of August 5, 2013;
WHEREAS, effective as of August 12, 2013, the original Members and Managers of the Company entered into that certain Limited Liability Company Agreement, which set forth the parties’ respective rights and obligations pursuant to the Act with respect to such Company (the “Original Agreement”);
WHEREAS, the Company, Spire Biomedical, Inc. and Spire Corporation are entering into that certain Asset Purchase Agreement, dated as of the date hereof, pursuant to which the Company will acquire Spire Corporation’s biomedical services business in exchange for cash and the issuance of certain Series A Preferred Units to Spire Corporation; and
WHEREAS, it is a condition precedent to the closing of the transactions contemplated by the Asset Purchase Agreement that the original Members amend and restate the Original Agreement in its entirety in order to (a) designate a class of Units as “Series A Preferred Units” and specify the rights, privileges and preferences of the Series A Preferred Units and (b) admit Spire Corporation as a Member of the Company and holder of Series A Preferred Units, each in accordance with the terms and conditions hereof;
NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I

Defined Terms

1.01    Defined Terms. The following capitalized terms shall have the respective meanings ascribed to them below:

“Act” means the Delaware Limited Liability Company Act.
“Adjusted Capital Account” means, for each Member, such Member’s Capital Account balance increased by such Member’s share of “minimum gain” and of “partner nonrecourse debt minimum gain” (as determined pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), respectively).
“Affiliate” means, with respect to any specified Person, (i) any Person that directly or indirectly controls, is controlled by, or is under common control with such specified Person, or (ii) any individual that is a member of the immediate family of the specified Person who is an individual. For the purposes of this definition “control”, when used with respect to any specified Person, shall mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.
“approve,” “approved,” “approval” and any other variation of the term “approve” means, (i) with respect to the Directors, the affirmative vote and/or consent of the Directors in compliance with the provisions of Section 6.02(c) and Section 6.02(d) and (ii) with respect to the Members, the affirmative vote and/or consent of the Members in compliance with the provisions of Section 6.03(g), Section 6.03(h) and any applicable provision of any Exhibit hereto.
“Agreement” means this Amended and Restated Limited Liability Company Agreement, as the same may be amended and/or restated from time to time.
“Approving Members” has the meaning given it in Section 9.04.
“As-Converted Basis” means, with respect to any calculation hereunder of a number, percentage or proportion of Units, such calculation made assuming the conversion into and exchange for Common Units of all Convertible Securities so referenced, but not the exercise of any Options; provided, however, that, if the relevant calculation of a number, percentage or proportion of Units to be made on an As-Converted Basis hereunder is to be so made with respect to a transaction involving the issuance or Transfer of Options, then such calculation shall be made assuming, in addition, the full exercise of the Options issued or Transferred (or to be issued or Transferred) in connection with such transaction.
“Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated on or about the date hereof, by and among the Company, Spire Biomedical, Inc. and Spire Corporation, pursuant to which the Company acquired Spire Corporation’s biomedical services business.
“Bankruptcy Event” shall mean the occurrence of any of the following events with respect to a Person: (i) such Person files a petition or action for relief under Chapter 7 of the United States  Bankruptcy Code; (ii) such Person files a petition or action for relief under Chapter 11 of the United States Bankruptcy Code (x) for the purpose of selling substantially all of its assets pursuant to Section 363 of Title 11 or pursuant to a plan of reorganization or liquidation pursuant to Section 1129 of Title 11 or (y) which petition or action commences a case that is converted to Chapter 7; (iii) such Person seeks the appointment of a custodian, receiver, trustee (or other similar official) of all or substantially all of its assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing; or (iv) an involuntary petition is filed, or any proceeding or case is commenced, against such Person (unless such proceeding or case is dismissed or discharged within sixty (60) days of the filing or commencement thereof) under Chapter 7, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied or appointed for it or to take possession, custody or control of all or substantially all the assets of it, or an order for relief is entered against it in any of the foregoing.
“Board of Directors” or “Board” has the meaning given it in Section 6.01.
“Buyer” has the meaning given it in Section 9.04.
“Capital Account” means a separate account maintained for each Member and adjusted in accordance with Treasury Regulations under Section 704 of the Code. To the extent consistent with such Treasury Regulations, the adjustments to such accounts shall include the following:
(i)    There shall be credited to each Member’s Capital Account the amount of any cash actually contributed by such Member to the capital of the Company, the fair market value of any other property contributed by such Member to the capital of the Company, the amount of liabilities of the Company assumed by the Member or to which property distributed to the Member was subject and such Member’s share of the Net Profits of the Company and of any items in the nature of income or gain separately allocated to the Members; and there shall be charged against each Member’s Capital Account the amount of all cash distributions to such Member, the fair market value of any other property distributed to such Member by the Company, the amount of liabilities of the Member assumed by the Company or to which property contributed by the Member to the Company was subject and such Member’s share of the Net Losses of the Company and of any items in the nature of losses or deductions separately allocated to the Members.
(ii)    If the Company at any time distributes any of its assets in-kind to any Member, the Capital Account of each Member shall be adjusted to account for that Member’s allocable share of the Net Profits, Net Losses or items thereof that would have been realized by the Company had it sold the assets that were distributed at their respective fair market values (taking Code Section 7701(g) into account) immediately prior to their distribution.
(iii)    Upon (A) the exercise (or conversion) of any security (including, for the avoidance of doubt, any class or Series of Units, debt convertible into Units or options or warrants to acquire Units) for (or into) Units, (B) the acquisition of Units in exchange for a Capital Contribution, or (C) the election of the Company, at any time specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), the Capital Account balance of each Member shall be adjusted to the extent provided under such Treasury Regulation to reflect the Member's allocable share (as determined under Article V) of the items of Net Profits or Net Losses that would be realized by the Company if it sold all of its property at its fair market value (taking Code Section 7701(g) into account) on the day of the event giving rise to the adjustment; provided that, if after such adjustment the Capital Account of each Member does not equal each Member’s share of Company Capital determined as set forth in Section 5.02(a)(ii), then each Member’s Capital Account shall be adjusted to an amount equal to such share of Company Capital.
(iv)    In the event any interest in the Company is Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the Transferred interest.
“Capital Contribution” means any contribution by a Member to the capital of the Company.
“Carrying Value” means, with respect to any asset, the asset's adjusted basis for federal income tax purposes; provided, however, that (i) the initial Carrying Value of any asset contributed to the Company shall be adjusted to equal its gross fair market value at the time of its contribution and (ii) the Carrying Values of all assets held by the Company shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account) upon an adjustment to the Capital Accounts of the Members described in paragraph (iii) of the definition of “Capital Account.” The Carrying Value of any asset whose Carrying Value was adjusted pursuant to the preceding sentence thereafter shall be adjusted in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(g).
“Certificate of Formation” means the Certificate of Formation of the Company filed prior to the date hereof with the office of the Secretary of State of the State of Delaware.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Unit” means any Unit issued by the Company and designated in the Unit Register, as a Common Unit.
“Common Unit Equivalents” means the number of Common Units held by a Party, plus the number of Common Units into which any Series of Preferred Units held by that Party would convert at the then applicable conversion price, plus the number of Common Units for or into which any Convertible Securities held by that Party could be exercised or converted at the then applicable exercise price or conversion price.
“Company” means N2 Biomedical LLC, the Delaware limited liability company subject to this Agreement.
“Company Capital” means an amount equal to the sum of all of the Members’ Adjusted Capital Account balances determined immediately prior to the allocation to the Members pursuant to Sections 5.02(a)(ii) or 5.02(b)(i) of any Net Profits or Net Losses, increased by the aggregate amount of Net Profits then allocated to the Members pursuant to Section 5.02(a)(ii) or decreased by the aggregate amount of Net Losses then allocated to the Members pursuant to Section 5.02(b)(i).
“Compensatory Payments” means any amount paid to a Member, whether paid periodically or as a single payment, designated by the Board of Directors as compensation for services to the Company by such Member, including, without limitation, compensation or bonuses provided for in any employment or similar agreement between the Company and a Member. All such payments shall be treated as Guaranteed Payments as described in Section 707(c) of the Code.
“Convertible Securities” means Units or other securities, including evidences of indebtedness, that are directly or indirectly convertible into, or exchangeable for, Common Units.
“DGCL” means the General Corporation Law of the State of Delaware.
“Director” means the persons identified in Section 6.02 and any Person which becomes a substitute or replacement Director pursuant to this Agreement, in each such Person’s capacity as (and for the period during which such Person serves as) a Director of the Company.
“Dividend” means any distribution of cash or other property made by the Company prior to the Liquidation of the Company in respect of one or more classes or (if applicable) Series of Units, other than (i) any such distribution made pursuant to Section 4.02 or (ii) any Compensatory Payment made to a Member.
“EBITDA” means, for any period, the net income of the Company (determined in accordance with GAAP) for such period plus, (i) interest deducted in calculating net income expense, (ii) taxes deducted in calculating net income, (iii) depreciation deducted in calculating net income, and (iv) amortization deducted in calculating net income.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Issuances” means (i) the issuance of Series A Preferred Units to Spire Corporation in connection with the acquisition by the Company of Spire Corporation’s biomedical services business; (ii) the issuance of any Common Units upon conversion or exchange of any Units or Convertible Securities; (iii) the issuance of any Units as a dividend or other distribution on any Units, or in connection with a unit split or subdivision or similar transaction; (iv) the issuance of any Common Units (or Options to acquire the same) to any officer, employee, consultant or director of the Company (or any Affiliate of the Company) pursuant to any Option or incentive plan of the Company (or the exercise of any such Option or similar right and of the corresponding Option held by the Company), provided that such issuance has been approved by the Board of Directors; (v) the issuance of Units in connection with bona fide acquisitions, mergers, joint ventures or similar transactions, the terms of which are approved by the Board of Directors (including without limitation the issuance of Common Unit Equivalents upon conversion or exercise of Convertible Securities or Options issued or granted in connection with such transactions); (vi) the issuance of Common Units in an Initial Public Offering; (vii) the issuance of Units to vendors, customers, landlords or strategic partners or to other persons in similar commercial situations or to a lender or lessor in connection with obtaining a lease financing if such issuance is approved by the Board of Directors (including Common Units issued or issuable upon the conversion or exercise of Convertible Securities or Options issued or granted to such Persons); (viii) the issuance of Units in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships, the terms of which are approved by the Board of Directors; and (ix) the issuance or conversion of Units into shares of capital stock of a corporation, in the event the Company changes its corporate form, by merger or conversion, into a corporation.
“Founding Members” means Mark Little and Eric Tobin.

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time.

“Governmental Authority” means any governmental, administrative or regulatory agency, bureau, department or other body or instrumentality, whether federal, state, local or foreign.

“Indebtedness” means all obligations, contingent and otherwise, which should, in accordance with generally accepted accounting principles, be classified upon the obligor’s balance sheet (or notes thereto) as liabilities, but in any event including liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including (i) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet (or notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any lease payments due under leases required to be capitalized in accordance with generally accepted accounting principles in the United States.

“Indemnitee” has the meaning given it in Section 6.07(b).
“Initial Public Offering” means the first underwritten public offering of Units pursuant to an effective registration statement (other than a registration statement on Form S-4 or Form S-8 or any similar or successor form) under the Securities Act.
“Lien” means any lien, charge, claim, pledge, security interest, security agreement, right to purchase, conditional sale agreement or other title retention agreement, mortgage, restriction, reservation, reversion, option, covenant or other encumbrance.
“Liquidation” or “Liquidation Event” means any liquidation, dissolution or winding up of a Person, whether voluntary or involuntary, including, without limitation, (1) a sale, conveyance, or other disposition or exclusive license of all or substantially all of its assets or business, or (2) a merger or consolidation with or into any other entity; but excluding (A) a consolidation with its wholly-owned subsidiary or parent, (B) a merger effected exclusively to change its domicile, (C) a merger or sale of assets in which the holders of common stock outstanding immediately prior to such merger or sale of assets hold, in substantially similar proportions, more than 50% of the voting power of the equity securities of the surviving entity or transferee, in either case as of immediately after such merger or sale of assets (as applicable), or (D) an equity financing in which it is the surviving entity. For purposes hereof, the sale, conveyance other disposition or exclusive license of such Person’s assets shall apply to its subsidiaries when, taken together with the assets of it and other subsidiaries on a consolidated basis, represent the sale of all or substantially all of the assets. With respect to Spire Corporation, the sale of all or substantially all of its assets shall not be deemed a Liquidation or Liquidation Event to the extent that it retains an operating business, such as a service, integration or maintenance business whether operated directly or by one or more wholly-owned subsidiaries.

“Liquidation Junior Series” has the meaning given it in Section 10.03(b).
“Liquidating Distribution Amount” means, with respect to any Preferred Unit of a particular Series, the sum of (i) the Liquidation Preference of such Series, (ii) unless otherwise provided in the terms of such Series of Preferred Units, an amount equal to all Dividends accrued and unpaid on such Series of Preferred Unit, and (iii) all other amounts (if any) payable hereunder with respect to Preferred Units of such Series, in connection with a Liquidation of the Company, in preference to, or as a priority over, Units of another referenced class and/or Series (as applicable).
“Liquidation Preference” means, with respect to Preferred Units of any Series, the amount specified as the “Liquidation Preference” of Preferred Units of such Series in this Agreement.
“Liquidation Senior Series” has the meaning given it in Section 10.03(b).
“Liquidator” means any Person or Persons (which may include a Director) charged with winding up and/or liquidating the business, affairs and/or assets of the Company in accordance with the provisions hereof, each of which Persons shall be deemed to be a “liquidating trustee” within the meaning of the Act.
“Major Investor” means (i) Spire Corporation, for so long as Spire Corporation holds at least 248,439 Series A Preferred Units or, solely with respect to the information rights granted in Section 6.10 hereof and the inspection rights granted in Section 6.11 hereof, 155,275 Series A Preferred Units (in each case, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Units) and shall exclude any transferee or assignee to whom Spire Corporation may transfer, convey or assign its interest in any Units and (ii) each of the Founding Members for so long as each Member holds at least 50% of the Units originally issued to such Founding Member. Notwithstanding anything to the contrary contained herein, Spire Corporation shall cease to be a Major Investor upon the occurrence of a Bankruptcy Event with respect to Spire Corporation or a Liquidation Event with respect to Spire Corporation.
“Member” means any Person that is a holder of record of one or more Units, as reflected in the Unit Register, in each such Person’s capacity as (and for the period during which such Person continues to be) such holder.
“Membership Interest” means all of a Member’s interest in the Company as a “member” within the meaning of the Act (for the avoidance of doubt, not including any interest as a creditor), including the rights, if any, to receive allocations of Net Profits and Net Losses and distributions of cash or other property, to buy or sell Common Unit Equivalents, and to vote, consent or approve. Membership Interests in the Company are designated as and denominated in “Units.”
“Net Profits” and “Net Losses” mean the taxable income or loss, as the case may be, as determined in accordance with Code Section 703(a) computed with the following adjustments:
(i)    Items of gain, loss, and deduction shall be computed based upon the Carrying Values of the Company’s assets (in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(g) and/or 1.704-3(d)) rather than upon the assets’ adjusted bases for federal income tax purposes;
(ii)    Any tax-exempt income received by the Company shall be included as an item of gross income;
(iii)    The amount of any adjustments to the Carrying Values of any assets of the Company pursuant to Code Section 743 shall not be taken into account;

(iv)    Any expenditure of the Company described in Code Section 705(a)(2)(B) (including any expenditures treated as being described in Code Section 705(a)(2)(B) pursuant to Treasury Regulations under Code Section 704(b)) shall be treated as a deductible expense;
(v)    The amount of any Compensatory Payments made to any Member shall be treated as a deductible expense;
(vi)    The amount of income, gain, loss or deduction specially allocated to any Members pursuant to Section 5.03 shall not be included in the computation; and
(vii)    The amount of any items of Net Profits or Net Losses deemed realized pursuant to paragraphs (ii) and (iii) of the definition of “Capital Account” shall be included in the computation.
“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities, but does not include securities comprising an Excluded Issuance.
“Offer” has the meaning given it in Section 9.04.
“Officers” has the meaning given it in Section 6.04(a).
“Options” means any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Units or Convertible Securities.
“Original Allocation” has the meaning given it in Section 5.03(e).
“Permitted Persons” has the meaning given it in Section 7.01.
“Permitted Transferee” means any (a) then-current Member of the Company, (b) following compliance with Section 9.01(d), any person (i) to whom Units are transferred (A) upon a Member’s death by will or intestacy to the executors, administrators, testamentary trustees, legatees or beneficiaries of such Member; (B) by gift without consideration, or upon a domestic relations order, in each case, to or for the benefit of any spouse, former spouse, child, step-child, grandchild, parent or sibling, niece or nephew of such Member, or to a trust, limited liability company, corporation or partnership for the benefit of the Member and/or any or all of the foregoing; (C) by a Founding Member with respect to up to fifteen (15%) of the Units held by such Founding Member as of the date that such Founding Member first became party to this Agreement; or (D) if the Board of Directors approves such transfer; and (ii) that agrees in writing, in accordance with the provisions of Section 9.01(d), to be bound by the provisions of this Agreement, and (iii) to which such Units will be Transferred in compliance with all applicable securities laws, (c) the Company, (d) following compliance with Section 9.01(d), if a Member is an entity, any direct or indirect wholly-owned subsidiary of a Member (i) that agrees in writing, in accordance with the provisions of Section 9.01(d), to be bound by the provisions of this Agreement and (ii) to which such Units will be Transferred in compliance with all applicable securities laws, or (e) any person so designated by the consent of the holders of a majority of the Units then-outstanding (on an As-Converted Basis).

“Person” means any corporation, limited or general partnership, limited liability company, trust, unincorporated association, any other entity or organization, Governmental Authority, or an individual.
“Preferred Unit” means any Unit issued by the Company as, and designated in the Unit Register as, a Preferred Unit of any Series.

“Regular Units” has the meaning given it in Section 4.01(b).
“Repurchase Value” means the fair market value of the Repurchased Units, as determined by the Board of Directors in its reasonable discretion and without giving effect to any discounts for lack of marketability and/or lack of controlling interest and with giving effect to the terms and preferences of the Series A Preferred Units, including the liquidation preference thereof. For the purposes of Section 9.05 of this Agreement, if the Seller disagrees in good faith with the determination of the Board, then the Company and the Seller shall select a mutually acceptable appraiser to determine the Repurchase Value of such Units, or, if the Company and the Seller are unable to do so within fifteen (15) days of the Repurchase Notice, an appraiser shall be appointed by the American Arbitration Association, Boston, Massachusetts. Within thirty (30) days from his appointment, the appraiser shall proceed to determine the Repurchase Value of the Repurchased Units, and such determination shall be final and binding upon the Company, the Seller and all other interested Persons. The Company and the Seller, shall promptly furnish to the appraiser such information concerning the Company and its financial condition, earnings, capitalization, business prospects and sales of its Units as the appraiser may reasonably request for the purpose of determining the Repurchase Value. Within such thirty (30) day period, the appraiser shall notify in writing the Company, the Seller and any other interested Persons known to the appraiser, of the final determination of Repurchase Value. The parties shall pay equally the fees and expenses of the appraiser; provided, however, that if the value of the Repurchased Units is not more than one hundred five percent (105%) of the original value determined by the Board of Directors pursuant to the applicable provision hereof, then the party requesting the valuation shall pay all fees and expenses of the appraiser.
“Sale of the Company” has the meaning given it in Section 9.04.
“Securities Act” means the Securities Act of 1933, as amended.
“Seller Note” means that certain convertible promissory note issued by the Company in favor of Spire Corporation dated as of September 18, 2013 in the original principal amount of $2,400,000.
“Senior Loan Facility” means that certain Loan Agreement, dated on or about the date hereof, by and between the Company and Middlesex Savings Bank, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Series” means, with respect to Preferred Units, a “group” of such Units (within the meaning of Section 18-302 of the Act), comprised of such number of Preferred Units, and possessing such relative rights, powers and duties, including voting rights and Liquidation Preferences, and the qualifications, limitations and restrictions thereof, as shall be stated and expressed in this Agreement (including the resolution or resolutions of the Board of Directors, if any, designating such Series after the date hereof as authorized herein).
“Series A Conversion Price” has the meaning given it in Paragraph 5(a) of Exhibit 1.

“Series A Conversion Rate” has the meaning given it in Paragraph 5(a) of Exhibit 1.

“Series A Preferred Unit” means any Unit issued by the Company as, and designated in the Unit Register as, a Series A Preferred Unit.
“Tax Matters Partner” has the meaning given it in Section 8.04.
“Transfer” and any grammatical variation thereof shall, with respect to any Unit, refer to any sale, exchange, issuance, redemption, assignment, distribution, gift or other transfer, disposition or alienation in any way (whether directly or indirectly, and whether voluntarily, involuntarily or by operation of law) of such Unit.
“Unit” means a unit of a particular class and/or Series of Membership Interest, and any successor security (including any such security of a successor entity).
“Unit Register” means a list of Members and their respective holdings of Units of each class and/or Series (as applicable), together with Capital Contributions relating to such Units, maintained with the books and records of the Company in the manner described in Section 8.01.
ARTICLE II

General

2.01    Name of the Limited Liability Company. The name of the Company is “N2 Biomedical LLC”. The name of the Company may be changed at any time or from time to time with the approval of the Board of Directors.

2.02    Office of the Limited Liability Company; Agent for Service of Process. The address of the registered office of the Company is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name and address of the resident agent for service of process for the Company is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Board of Directors may establish places of business of the Company within and without the State of Delaware, as and when required by the Company’s business and in furtherance of its purposes, and may appoint (or cause the appointment of) agents for service of process in all jurisdictions in which the Company shall conduct business. The Company may, with the approval of the Board of Directors, change from time to time its resident agent for service of process, or the location of its registered office in Delaware.

2.03    Certain Filings. Mark Little, as an “authorized person” within the meaning of the Act, has, prior to the date hereof, executed, delivered and filed the Certificate of Formation with the office of the Secretary of State of the State of Delaware and, upon such filing, his or her powers as such “authorized person” ceased and each Director and Officer has been designated by this Agreement as an “authorized person” within the meaning of the Act. Any Director and any Officer may cause the Company to file such other certificates and documents as may be necessary or appropriate to comply with the Act and any other applicable requirements for the operation of a limited liability company in accordance with the laws of the State of Delaware and any other jurisdictions in which the Company shall conduct business, and to maintain such filings for so long as the Company conducts business therein.

2.04    Purposes; Powers. The Company may engage in any business or activity in which a limited liability company organized under the laws of the State of Delaware may lawfully engage, and shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act (including the borrowing of money and the issuance of guarantees of indebtedness of other Persons).

2.05    Members.

(a)The name and business address of each of the Members shall be set forth in the Unit Register.

(b)As of the date hereof, the holders of Units reflected as such in the Unit Register are the only Members of the Company. Additional Members may only be admitted to the Company in accordance with Section 2.05(c).

(c)Any Person acquiring one or more Units from the Company or from another Member in accordance with this Agreement shall, unless such acquiring Person is a Member as of immediately prior to such acquisition, be deemed to have been admitted to the Company as a Member, with no further action by the Directors or any of the Members being necessary therefor, upon consummation of such acquisition of Units and execution by such acquiring Person of a copy of this Agreement or a counterpart hereof or another instrument evidencing such Person’s agreement to be bound by the provisions hereof.

(d)In connection with any issuance of Units in accordance with the provisions of this Agreement, the Unit Register shall be amended to reflect each additional Member (if any), and any such amendment may be effected by any Director or any one or more Officers without any vote, consent, approval or other action of the Members.

(e)No Member shall have the right or power to resign, withdraw or retire from the Company as a Member prior to the Liquidation of the Company (except upon a Transfer of record ownership of all of such Members Units in compliance with, and subject to, the provisions of Article IX).

(f)No Member may be expelled or required to resign, withdraw or retire from the Company (except upon a Transfer of record ownership of all of such Member’s Units in compliance with, and subject to, the provisions of Article IX).

2.06    Director as Member. The Directors may (but shall not be required to) be a Member, and a Director’s rights, powers, authority, duties and obligations as such shall be distinct and separate from its rights, powers, authority, duties and obligations as a Member.

2.07    Liability of Members. Except as otherwise provided by non-waivable provisions of the Act or other applicable law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and neither any Member nor the Directors shall be obligated personally for any such debt, obligation or liability of the Company by reason of being a Member or Director. Without limiting the foregoing, (i) no Member, in its capacity as a Member (or, if applicable, as a Director), shall have any liability to restore any negative balance in its Capital Account, and (ii) the failure of the Company to observe any formalities or requirements relating to exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members or the Directors for liabilities of the Company.

2.08    No Partnership. The Company is not intended to be a general partnership, limited partnership or joint venture, and no Member or Director shall be considered to be a partner or joint venturer of any other Member or Director, for any purposes other than foreign and domestic federal, state, provincial and local income tax purposes, and this Agreement shall not be construed to suggest otherwise.

2.09    Title to Company Property. All property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member or Director, individually, shall have any ownership of such property. The Company may hold any of its assets in its own name or in the name of its nominee, which nominee may be one or more trusts. Any property held by a nominee trust for the benefit of the Company shall, for purposes of this Agreement, be treated as if such property were directly owned by the Company.

ARTICLE III

Capital Structure
3.01    Units Generally.

(a)    All Membership Interests in the Company shall be denominated in Units, which may be Common Units or Preferred Units. Subject to the other provisions of this Agreement (including those governing the Members’ respective rights to receive allocations of Net Profits and Net Losses and distributions of cash or other property, and to buy or sell Units), each Unit shall have the rights, and be subject to the obligations, identical to those of each other Unit of the same class and/or Series (as applicable).

(b)    The aggregate number of Units that the Company shall have authority to issue is 1,773,943 Units, consisting of 1,423,394 Common Units and 310,549 Preferred Units, of which Preferred Units 310,549 shall be designated as Series A Preferred Units. Of the Common Units authorized hereunder, 173,394 of such Common Units shall be reserved by the Company to be issued in accordance with the terms of an Option or incentive plan to be approved from time to time by the Board of Directors, including such terms relative to vesting, forfeiture and repurchase as may be determined, altered or waived in the sole discretion of the Board of Directors.

(c)    Each Member’s holdings of Units may be evidenced by a certificate therefor in the form approved by the Board of Directors or may be uncertified and reflected solely on the Unit Register. Each certificate representing Units will, until the time (i) such Units have been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective registration statement or (ii) such Units can be freely sold and transferred without restriction under the Securities Act, bear the following legends:

(i)“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, UNLESS SO REGISTERED, THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.”;

(ii)“THESE SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT OF N2 BIOMEDICAL LLC, AS IT MAY BE AMENDED AND/OR RESTATED THEREAFTER IN ACCORDANCE WITH THE TERMS THEREOF, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF N2 BIOMEDICAL LLC.”; and

(iii)any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the Units represented by such certificate, or by any other applicable law.

(d)    In connection with any issuance of any additional Units in accordance with the provisions of this Agreement, the Unit Register shall be amended to reflect the number and class and/or Series of such Units, and any such amendment may be effected by any Director or any one or more Officers without any vote, consent, approval or other action of the Members.

(e)    Units of any Series may also be issued without consideration and treated as "profits interests" as that term is defined in IRS Revenue Procedure 93-27 and clarified by Revenue Procedure 2001-43 that shall entitle a Member holding such Units to share in the portion of the future net income, net loss and capital appreciation of the Company and that will entitle such a Member to all of the other rights of a Member, but that may be restricted and subject to forfeiture and vesting in accordance with a separate agreement entered into by and between the Company and the particular Member.  Accordingly, the Capital Account balances of all of the Members of the Company at the time of granting of any such profits interest will be revalued as of the date of such action pursuant to Treasury Regulation §1.704-1(b)(2)(iv)(f), and no amount shall be attributed to the Capital Account of such Member with respect to the grant of such profits interest. Neither upon the grant of any profits interest nor at the time that any Units representing such profits interest become substantially vested (as that term is defined in Treasury Regulation §1.83-3(b)) shall the Company or any of the Members deduct any amount (as wages, compensation, or otherwise) for the fair market value of that profits interest.  Notwithstanding the fact that any Units representing such profits interest may be substantially nonvested (as that term is defined in Treasury Regulation §1.83-3(b)) at the time of their grant, the Company and each Member receiving such Units shall treat such Member as the owner of its respective Units from the date of the grant of each such Unit, and each such Member shall take into account his or her distributive share of Company income, gain, loss, deduction and credit associated with his or her profits interest in computing his or her income tax liability for the entire period during which that Member holds such Units. Notwithstanding anything herein to the contrary, treatment of profits interests granted hereunder and the rights and privileges associated therewith may be changed hereafter by the Company as necessary in order to comply with the provisions of the Code and the Treasury Regulations.

3.02    Common Units.

(a)    Subject to the other provisions of this Agreement (including those governing the Members’ respective rights to receive allocations of Net Profits and Net Losses and to buy or sell Units), all Common Units shall have the rights, and be subject to the obligations, identical to those of each other Common Unit. Common Units may be issued by the Company upon approval of the Board of Directors.

(b)    The holders of Common Units shall be entitled to one vote for each Common Unit held at all meetings of Members (and written actions in lieu of meetings), with no right to cumulative voting; provided, however, that the voting rights of the holders of Common Units are subject to and qualified by the rights of the holders of any Preferred Units of any Series (whether presently existing or hereafter designated in accordance with the provisions hereof). Any Common Units which may be purchased or acquired by the Company may be reissued except as otherwise provided by law or this Agreement.

3.03    Preferred Units.

(a)    Preferred Units may be issued by the Company from time to time upon the approval of the Board of Directors in one or more Series, each Series to have such terms as stated or expressed herein or in the resolution or resolutions providing for the designation of such Series adopted by approval of the Directors, and approval of other Series, if required by this Agreement, in accordance herewith and with the terms of any other relevant agreement or instrument to which the Company is a party. Any Preferred Units which may be purchased or acquired by the Company may be reissued except as otherwise provided by law or this Agreement.

(b)    The relative rights, powers and duties, including voting rights and Liquidation Preferences, and the qualifications, limitations and restrictions thereof, of Series A Preferred Units shall be set forth in Exhibit 1 hereto and elsewhere in this Agreement.

(c)    Authority is hereby expressly granted to the Directors, upon approval of the Directors and, if expressly required by this Agreement, approval of any other Series or class of Units as provided herein from time to time after the date hereof, to issue Preferred Units in one or more additional Series, and in connection with the designation of any such Series, by duly adopted resolution or resolutions providing therefor (and/or for the issue of the Units thereof), to determine and fix such relative rights, powers and duties, including special voting rights and Liquidation Preferences, and the qualifications, limitations and restrictions thereof, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by this Agreement and the terms of any other relevant agreement or instrument to which the Company is a party. Except as otherwise specifically provided in this Agreement or any such other relevant agreement or instrument, no vote, consent, approval or other action of any Member shall be a prerequisite to the issuance of any Preferred Units of any Series, or to the designation of any such Series, authorized by and complying with the conditions of this Agreement.

(d)    In the event that, after the date hereof, the Directors designate one or more additional Series of Preferred Units as set forth in (and in compliance with) Section 3.03(c) above, the resolution or resolutions of the Directors effecting such designation shall, with no need for any further vote, consent, approval or other action by any Member, constitute an amendment of this Agreement, and a copy of such resolution or resolutions shall be appended as an Exhibit to this Agreement.

3.04    Capital Contributions.

(a)    Any Person (including any Person that is a Member) acquiring one or more Units from the Company on or after the date hereof shall be deemed to have made a Capital Contribution in the amount of cash paid and/or the fair market value of any other property (including any promissory note or other evidence of indebtedness of such Person to the Company) and/or services transferred or otherwise contributed to the Company as consideration for such Units (or otherwise in connection with such acquisition thereof).

(b)    In connection with any issuance on or after the date hereof of additional Units in accordance with the provisions hereof, the Unit Register shall be amended to reflect the amount of the Capital Contribution attributable to such Units (by class and/or Series, if applicable), if any, and any such amendment may be effected by any Director or any one or more Officers without any vote, consent, approval or other action of the Members.

3.05    No Withdrawal of or Interest on Capital. Except as otherwise expressly provided in Section 3.03 or elsewhere in this Agreement, no Member shall be obligated or permitted to make any additional Capital Contribution. No interest shall accrue on any Capital Contribution, and no Member shall have the right to withdraw or to be repaid any Capital Contribution or to receive any other payment in respect of its Membership Interest (including any payment contemplated by Section 18-604 of the Act, and this Section 3.05 shall expressly constitute “provision otherwise” for the purposes of Section 18-604 of the Act), except as specifically provided in this Agreement.

3.06    Debt Financing. In the event that the Company requires additional funds to carry out its purposes, to conduct its business, or to meet its obligations, the Company may borrow funds from such Persons (whether or not Members), and on such terms and conditions, as may be approved by the Board of Directors (subject to the terms and conditions of this Agreement).

3.07    Right of First Offer. Subject to the terms and conditions of this Section 3.07 and applicable securities laws, if the Company proposes to offer or sell any New Securities, except in the case of Excluded Issuances, the Company shall first offer such New Securities to each Major Investor as follows:

(a)    The Company shall give notice (the “Offer Notice”) to each Major Investor stating (1) its bona fide intention to offer such New Securities, (2) the number of such New Securities to be offered, and (3) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)    By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the equity securities issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any other Convertible Securities then held, by such Member bears to the total number of equity securities of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all unvested and vested Units or any other Convertible Securities). The closing of any sale pursuant to this Section 3.07(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 3.07(c).

(c)    If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 3.07(b), the Company may, during the ninety (90) day period following the expiration of the twenty-day period provided in Section 3.07(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Section 3.07.

(d)    The covenants set forth in Section 3.07 shall terminate and be of no further force or effect upon the earliest to occur of (i) the consummation of an Initial Public Offering, (ii) the time at which the Company first becomes subject to the periodic reporting requirements of Section 12(g) or Section 15(d) of the Exchange Act, or (iii) a Liquidation of the Company.

ARTICLE IV

Distributions

4.01    Dividends. Subject to the other provisions of this Agreement (including Section 4.02 and the terms of any Series of Preferred Units):

(a)    Dividends of cash from the operations of the Company shall be paid to the Members of record at such time or times prior to the Liquidation of the Company, and in such aggregate amounts, as, if and when the Board of Directors shall determine;

(b)    Dividends from the proceeds of any sale of the Company’s assets (other than in the ordinary course of business) or upon the distribution of loan proceeds shall be paid to the Members on account of the Units then held by such Members, excluding any profits interest Units issued pursuant to Section 3.01 hereof until such time as the aggregate Capital Account adjustment made at the time such profits interest was issued has been distributed by the Company pursuant to this Section 4.01(b) or upon a Liquidation of the Company; provided, however, the amount of any such Dividend that would otherwise have been allocated to a Unit underlying such profits interest (but for the exclusion set forth earlier in this sentence) shall be paid to the holders of the same Series of Units that are not profits interests (“Regular Units”) pro rata based upon such Regular Units held; and provided, further, than any such Dividends shall be made of record at such time or times prior to the Liquidation of the Company, and in such aggregate amounts, as, if and when the Board of Directors shall determine;

(c)    If, as and when Dividends are to be paid by the Company, they shall be paid to the Members in proportion to their respective record holdings of Units (regardless of class or Series thereof) as of the record date for the relevant Dividend (determined in accordance with Section 6.03(i)); and

(d)    Notwithstanding the provisions of this Agreement, no dividends or other distributions shall be made in violation of any loan covenants made by the Company to any bank or other financial institution in connection with any Indebtedness of the Company, including, without limitation, under the Senior Loan Facility.

4.02    Tax Distributions. Notwithstanding anything to the contrary in the foregoing provisions of Section 4.01 or the terms of any Series of Preferred Units, subject to applicable law and upon approval of the Directors, the Company shall, to the extent that the Company has available funds, distribute to each Member, in cash, an amount (provided such amount is greater than zero) equal to (A) the product of (i) the cumulative net taxable income or gain of the Company through the last day of the immediately preceding taxable year that was allocated to such Member, and (ii) the highest combined marginal rate of federal and state income tax (taking into account the deduction of state taxes against federal taxable income) applicable to corporations subject to taxation in the highest tax rate state in which the Company has income tax nexus; minus (B) the cumulative amount of distributions previously made to such Member pursuant to this Section 4.02 with respect to the immediately preceding taxable year. Notwithstanding anything to the contrary contained herein, unless otherwise specifically designated by the Board of Directors, Dividends, excluding Compensatory Payments, during any year shall be presumed to have been made pursuant to this Section 4.02 until the Company has made distributions in the aggregate sufficient to satisfy its obligations hereunder.

4.03    Distribution of Assets in Kind. Except as otherwise expressly provided herein, no Member shall have any right to require any distribution of any assets of the Company in kind. If any assets of the Company are distributed in kind, such assets shall, unless otherwise expressly provided herein, be distributed on the basis of their fair market value as determined by an independent third party qualified, in the determination of the Board of Directors, to render such a valuation. Any Member entitled to any interest in such assets shall, unless otherwise determined by the Board of Directors, receive separate assets of the Company and not an interest as a joint owner or other undivided interest with any other Member.

ARTICLE V

Capital Accounts; Allocation Of Net Profits And Net Losses

5.01    Capital Accounts. For each Member (and each permitted assignee, if any), the Company shall establish and maintain a separate Capital Account.

5.02    Basic Allocations.

(a)    Except as provided in Section 5.03 below (which shall be applied first), Net Profits of the Company for any relevant period shall be allocated as follows:

(i)    First, to any Members having negative Adjusted Capital Account balances, in proportion to and to the extent of such negative balances; and

(ii)    The balance, if any, to the Members in such proportions and in such amounts as would result in the Adjusted Capital Account balance of each Member equaling, as nearly as possible, such Member’s share of the then Company Capital determined by calculating the amount the Member would receive if an amount equal to the Company Capital were distributed to the Members in accordance with the provisions of Section 10.03(b), assuming, for purposes of this Section 5.02 only, that each class and (if applicable) Series of Units entitled to convert into Common Units as of immediately prior to such distribution did so convert at such time if such conversion would result in the holders of Units of such class and (if applicable) Series receiving a greater proportion of Company Capital upon such distribution.

(b)    Except as provided in Section 5.03 below (which shall be applied first), Net Losses of the Company for any relevant period shall be allocated among the Members as follows:

(i)    First, to each Member with a positive Adjusted Capital Account balance, in the amount of such positive balance; provided, however, that if the amount of Net Losses to be allocated is less than the sum of the Adjusted Capital Account balances of all Members having positive Adjusted Capital Account balances, then the Net Losses shall be allocated to such Members in such proportions and in such amounts as would result in the Adjusted Capital Account balance of each Member equaling, as nearly as possible, such Member’s share of the then Company Capital determined as set forth in Section 5.02(a)(ii) above; and

(ii)    The balance, if any, to the Members in proportion to their respective holdings of Units (on an As-Converted Basis).

(c)    If the amount of Net Profits allocable to the Members pursuant to Section 5.02(a)(ii) or the amount of Net Losses allocable to them pursuant to Section 5.02(b)(i) is insufficient to allow the Adjusted Capital Account balance of each Member to equal such Member's share of the Company Capital, such Net Profits or Net Losses shall be allocated among the Members in such a manner as to decrease the differences between the Members’ respective Adjusted Capital Account balances and their respective shares of the Company Capital in proportion to such differences.

(d)    Allocations of Net Profits and Net Losses provided for in this Section 5.02 shall generally be made as of the end of the fiscal year of the Company; provided, however, that allocations of items of Net Profits and Net Losses described in clause (vi) of the definition of “Net Profits” and “Net Losses” shall be made at the time deemed realized as described in the definition of “Capital Account.”

5.03    Regulatory Allocations. Notwithstanding the provisions of Section 5.02 above, the following allocations of Net Profits, Net Losses and items thereof shall be made in the following order of priority:

(a)    Items of income or gain (computed with the adjustments contained in paragraphs (i), (ii) and (iii) of the definition of “Net Profits and Net Losses”) for any taxable period shall be allocated to the Members in the manner and to the minimum extent required by the “minimum gain chargeback” provisions of Treasury Regulation Section 1.704-2(f) and Treasury Regulation Section 1.704-2(i)(4).

(b)    All “nonrecourse deductions” (as defined in Treasury Regulation Section 1.704-2(b)(1)) of the Company for any year shall be allocated to the Members in the same manner as Net Profits or Net Losses; provided, however, that nonrecourse deductions attributable to “partner nonrecourse debt” (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated to the Members in accordance with the provisions of Treasury Regulation Section 1.704-2(i)(1).

(c)    Items of income or gain (computed with the adjustments contained in paragraphs (i), (ii) and (iii) of the definition of “Net Profits and Net Losses”) for any taxable period shall be allocated to the Members in the manner and to the extent required by the “qualified income offset” provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

(d)    In no event shall Net Losses of the Company be allocated to a Member if such allocation would cause or increase a negative balance in such Member's Adjusted Capital Account (determined, for purposes of this Section 5.03(d) only, by increasing the Member's Capital Account balance by the amount the Member is obligated to restore to the Company pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c)).

(e)    In the event that items of income, gain, loss or deduction are allocated to one or more Members pursuant to any of subsections (a) through (d) above (the “Original Allocation”), subsequent items of income, gain, loss or deduction will first be allocated (subject to the provisions of subsections (a) through (d) above) to the Members in a manner designed to result in each Member having a Capital Account balance equal to what it would have been had the Original Allocation not occurred; provided, however, that no such allocation shall be made pursuant to this subsection (e) if (i) the Original Allocation had the effect of offsetting a prior Original Allocation or (ii) the Original Allocation likely (in the opinion of the Company’s accountants) will be offset by another Original Allocation in the future (e.g., an Original Allocation of “nonrecourse deductions” under subsection (b) above that likely will be offset by a subsequent “minimum gain chargeback” under subsection (a) above).

(f)    Except as otherwise provided herein or as required by Code Section 704, for tax purposes, all items of income, gain, loss, deduction or credit shall be allocated to the Members in the same manner as are Net Profits and Net Losses; provided, however, that if the Carrying Value of any property of the Company differs from its adjusted basis for tax purposes, then items of income, gain, loss, deduction or credit related to such property for tax purposes shall be allocated among the Members so as to take account of the variation between the adjusted basis of the property for tax purposes and its Carrying Value in the manner provided for under Code Section 704(c).

5.04    Allocations Upon Transfer or Admission. In the event that a Member acquires Units either by Transfer from another Member or by acquisition from the Company, the Net Profits, Net Losses, gross income, nonrecourse deductions and items thereof attributable to the Units so Transferred or acquired shall be allocated among the Members based on a method chosen by the Board of Directors (or, if the Board of Directors so determines, by the Treasurer), in its sole discretion, which method shall comply with Section 706 of the Code and shall be binding on all Members. For purposes of determining the date on which the acquisition occurs, the Company may make use of any convention allowable under Section 706(d) of the Code.

ARTICLE VI

Management

6.01    Management of the Company Generally. The Directors are hereby designated as the “managers” of the Company within the meaning of the Act. The business and affairs of the Company shall be managed by or under the direction of the board of directors (the “Board of Directors” or the “Board”), which shall have the right, power and authority to exercise all of the powers of the Company, and, except as otherwise expressly provided by this Agreement or required by non-waivable provisions of the Act or other applicable law, the Members (in their respective capacities as such) shall have no right, power or authority to vote, consent or approve with respect to any Company matter not submitted to such vote, consent or approval by the Directors. Decisions or actions made, taken or approved by the Board of Directors (or, with respect to matters requiring a vote, consent or other action of the Members hereunder or pursuant to non-waivable provisions of applicable law, by the Members) in accordance with this Agreement shall constitute decisions or actions of the Company and shall be binding on each Member and Officer. Except as may be expressly provided otherwise elsewhere in this Agreement, no Member (in its capacity as such) shall have any right, power or authority to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company.

6.02    Directors.

(a)    Size of Board of Directors. Subject to the increase or decrease in the size of the Board of Directors as provided herein, the Board of Directors shall initially consist of three (3) Directors. Subject to the terms of any Series of Preferred Units, the Directors shall be elected by the holders of a majority of the outstanding Units (on an As-Converted Basis). The initial Directors of the Company shall be Mark Little, Eric Tobin and Roger Little (who will be designated as the Series A Director) and, unless otherwise appointed as a Director pursuant to the terms of this Agreement, or the terms of any Series of Preferred Units, no other Person shall have or be granted any of the rights, powers or authority of a Director hereunder (except to the extent the Directors’ may approve the delegation of any rights, powers and/or authority as the Directors to Officers and agents of the Company). Except as may be otherwise provided in a duly approved separate written agreement binding on the Company and the Directors, the Directors shall not be entitled to any compensation by the Company for serving in such capacity. Directors who are also serving as Officers shall not receive additional compensation for serving in the capacity of a Director. Subject to the terms of any Series of Preferred Units, the size of the Board of Directors may be increased or decreased by approval of the holders of a majority of the outstanding Units (on an As-Converted Basis) (but shall never be less than one Director).

(b)    Quorum. Except as otherwise provided by law, the Certificate of Formation or this Agreement, the majority of the Directors, present in person or by means of remote communication shall constitute a quorum for the transaction of business.

(c)    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be determined from time to time by the Board of Directors; provided that any Director who is absent when such a determination is made shall be given notice of the determination in accordance with Section 6.02(g) below. For so long as any Series of Preferred Units has the right, voting as a separate class, to elect a Director, (i) the Board of Directors shall meet at least once per calendar quarter and, (ii) at each regular meeting of the Board of Directors, the Board of Directors shall review the meeting dates for the next two regular meetings.

(d)    Special Meetings. Special meetings of the Board of Directors may be held at any time and place designated in a call by the Chief Executive Officer, two or more Directors, or by one Director in the event that there is only a single Director in office.

(e)    Notice of Meetings. Notice of any special meeting of Directors shall be given to each Director and notice of any regular meeting of Directors shall be given to any Director who is absent from the regular Board meeting when the date of such meeting was determined, in each case by the Secretary or by the Officer or one of the Directors calling the meeting. Such notice shall be duly given to the applicable Director (i) by giving notice to such Director in person or by telephone at least 48 hours in advance of the meeting, (ii) by sending an electronic or facsimile notice, or delivering written notice by hand, to such Director’s last known business, home or electronic mail address at least 48 hours in advance of the meeting, or (iii) by sending written notice, via first-class mail or reputable overnight courier, to such Director’s last known business or home address at least 72 hours in advance of the meeting. For so long as any Series of Preferred Units has the right, voting as a separate class, to elect a Director, any notice or waiver of notice of a meeting of the Board of Directors shall specify the purposes of the meeting. Notwithstanding anything herein to the contrary, a Director’s attendance at a meeting, other than attendance solely to protest lack of notice, shall constitute waiver of notice pursuant to this Section 6.02(e).

(f)    Action at Meeting. When a quorum is present at any meeting, the majority of the Directors present shall decide any matter to be voted upon by the Directors at such meeting, except when a different vote is required by express provision of law, the Certificate of Formation or this Agreement. In the event of a deadlock in a vote on any action, the action shall not be approved. Where such action has been approved in accordance with the terms of this Agreement, unless otherwise determined in the course of such approval, any one Director may execute such agreements, documents, instruments or certificates as are necessary to effectuate and implement such approved actions.

(g)Action without Meeting. Any action required or permitted to be taken at any meeting of Directors may be taken without a meeting, without prior notice and without a vote, if a consent in writing (including e-mail or other means of electronic communication), setting forth the action so taken, is signed (or otherwise clearly assented to by means allowing the creation of a permanent record, including e-mail or other means of electronic communication) by all of the Directors. Prompt notice of the taking of an action without a meeting by less than unanimous written consent shall be given to those Directors who have not consented in writing, provided that no failure to give any such notice shall invalidate any action so taken.

(h)Removal. Subject to any limitations imposed by applicable law and the terms of any Series of Preferred Units, the Board of Directors or any Director may be removed from office at any time, by the affirmative vote of the holders of a majority of the voting power of all then-outstanding Units of the Company entitled to vote generally at an election of Directors.

(i)Resignation. Any Director may resign by delivering his written resignation (including by means of email or other electronic communication) to the Board of Directors. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

(j)Management Following Removal, Etc. In the event any Director is removed as a Director in accordance with Section 6.02(h), or otherwise ceases to be a Director hereunder (regardless of whether such cessation involves any breach of this Agreement by any Person), the Company shall be managed by the remaining Directors, or if none remain, by or under the direction of the holders of the Units as a Delaware limited liability company without “managers” (within the meaning of the Act), until such time as a substitute or replacement Director is approved and appointed in accordance with the last sentence of this Section 6.02(j). In such event, this Agreement and any other relevant document or instrument (including the Company’s filings with any Governmental Authority) may be amended to reflect termination of any Director being a Director hereunder, and the approval and appointment of a substitute or replacement Director (if any), by the holders of a majority of the outstanding Units (on an As-Converted Basis) or the substitute or replacement Director (if any), or any Officer, with no consent, approval or other action of such Director being necessary therefor.

(k)Activities. The Directors will devote such of their time during normal business days and hours as in their discretion shall be deemed necessary and sufficient for the management of the affairs of the Company. The Directors may otherwise engage, directly or indirectly, in any other business, irrespective of whether any such business is similar to, or identical with, the business of the Company. The Directors may directly or indirectly purchase, sell, hold or otherwise deal with investments for their own accounts, for their family members or for other clients, irrespective of whether such investments are purchased, sold, held or otherwise dealt with for the account of the Company. A Member of the Company will not, solely by reason of being a Member of the Company, have any right to participate in any manner in any profits or income earned or derived by or accruing to any Director from the conduct of any business other than the business of the Company or from any transaction effected by any such person for any account other than that of the Company.

(l)Miscellaneous. The Company shall provide or cause to be provided to each Director (i) simultaneously, all board and committee materials, including but not limited to board packages, agendas, proposed resolutions or proposed actions by written consent and (ii) promptly, a true and correct copy of the minutes of each meeting of the Board and any committee of the Board. Any Director elected by a Series of Preferred Units, voting as a separate class, shall be entitled to sit on each committee of the Board of Directors. The Board of Directors shall meet at least quarterly and at least four times per year. At each meeting of the Board of Directors, the Board shall review the meeting dates for the following for Board meetings.

6.03    Members.

(a)    Place of Meetings. All meetings of Members shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or, if not so designated, at the principal office of the Company. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any geographical place, but shall instead be held solely by means of remote communication in a manner determined by the Board of Directors.

(b)    Special Meetings. Special meetings of Members may be called at any time by any Director or by Members holding a majority of the Units (on an As-Converted Basis). Business transacted at any special meeting of Members shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

(c)    Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of Members, whether annual or special, shall be given not less than 48 hours nor more than 60 days before the date of the meeting to each Member entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to Members, any notice shall be effective if given by a form of electronic transmission consented to by the Member to whom the notice is given. The notices of all meetings shall state the place, if any, date and hour of the meeting and the means of remote communications, if any, by which Members and proxy holders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the Member at its address as it appears on the records of the Company. If notice is given by electronic transmission, such notice shall be deemed given upon receipt.

(d)    Quorum. Except as otherwise provided by law, the Certificate of Formation or this Agreement, the holders of a majority of the Units outstanding and entitled to vote at the meeting (on as As-Converted Basis), present in person, present by means of remote communication, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that, notwithstanding the foregoing, Units of any class or Series which are not entitled to vote by the terms of such class or Series shall be disregarded for purposes of determination of a quorum (regardless of whether Units of such class or Series may be convertible into or exchangeable for Units of another class or Series entitled to vote).

(e)    Adjournments. Any meeting of Members may be adjourned from time to time to any other time and to any other place, if any, at which a meeting of Members may be held under this Agreement by the Members present or represented at the meeting and entitled to vote, although less than a quorum, or, if no Member is present, by any Officer entitled to preside at or to act as secretary of such meeting. It shall not be necessary to notify any Member of any adjournment of less than 30 days if the time and place, if any, of the adjourned meeting , and the means of remote communication, if any, by which the Members may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting.

(f)    Voting and Proxies.

(i)Each Member holding Units entitled to vote on the relevant matter(s) of record shall be entitled to vote at a meeting of Members, or to express consent or dissent to the Company action in writing (including by e-mail or other means of electronic communication) without a meeting. Except as otherwise expressly provided in this Agreement (including the terms of any Series of Preferred Units, whether existing on the date hereof or designated by the Board of Directors after the date hereof in accordance herewith) or required by non-waivable provisions of applicable law, (A) holders of Preferred Units shall vote together with holders of Common Units as a single class, and (B) neither different Series of such Preferred Units nor Common Units shall be construed to constitute different classes of Units for the purposes of voting by class.

(ii)A Member holding Units entitled to vote on the relevant matter(s) may vote or express consent or dissent in person or may authorize another person or persons to vote or act for him by written proxy executed by the Member or its authorized agent and delivered (including by e-mail or other electronic transmission) to any Officer. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

(iii)A Member holding Units entitled to vote on the relevant matter(s) may vote (or express consent) in favor of such matter with respect to one or more such Units and, with respect to the same matter, vote (or express dissent) against such matter, and/or abstain from voting, with respect to the remainder of such Units (or a portion thereof). In the event any Member elects to vote (or express consent or dissent) on any matter as described in the preceding sentence, the groups of such Member’s Units (A) voted in favor of such matter, (B) voted against such matter, and/or (C) abstaining from such vote, shall each be deemed held, with respect to such matter, by a different Member.

(g)    Action at Meeting. When a quorum is present at any meeting, the Members representing a majority of the total Units of each class outstanding and entitled to vote (on an As-Converted Basis) shall decide any matter to be voted upon by the Members at such meeting, except when a different vote is required by express provision of law, the Certificate of Formation or this Agreement; provided, however, that, notwithstanding the foregoing, Units of any class or Series which are not entitled to vote with respect to the relevant matter by the terms of such class or Series shall not be entitled to vote with respect to such matter regardless of whether Units of such class or Series may be convertible into or exchangeable for Units of another class or Series entitled to vote. The Company shall promptly provide or cause to be provided to each Member a true and correct copy of the minutes of each meeting (whether at the principal office of the Company or remotely held) of the Members.

(h)    Action without Meeting. Any action required or permitted to be taken at any meeting of Members may be taken without a meeting, without prior notice and without a vote, if a consent in writing

(including e-mail or other means of electronic communication), setting forth the action so taken, is signed (or otherwise clearly assented to by means allowing the creation of a permanent record, including e-mail or other means of electronic communication) by the Members holding not less than the minimum aggregate number (and, if applicable, class and/or Series) of Units outstanding and entitled to vote with respect to such action that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote on such action were present and voted. Prompt notice of the taking of an action without a meeting by less than unanimous written consent shall be given to those Members entitled to vote thereon who have not consented in writing, provided that no failure to give any such notice shall invalidate any action so taken. A copy of any action proposed to be taken by the Members without a meeting shall be provided to each Member holding Series A Preferred Units prior to execution thereof.

(i)    Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the Members entitled to notice of or to vote at any meeting of Members or to express consent (or dissent) to Company action in writing without a meeting, or entitled to receive payment of any Dividend (subject to Section 5.04), allotment of any rights in respect of any change, conversion or exchange of Units, or for the purpose of any other lawful action. Such record date shall not be more than 60 days nor less than 48 hours before the date of such meeting, nor more than 10 days after the date of adoption of a record date for a written consent without a meeting, nor more than 60 days prior to any other action to which such record date relates. If no record date is fixed, the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining Members entitled to express consent to Company action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is properly delivered to the Company. The record date for determining Members for any other purpose shall be at the close of business on the day on which the Board of Directors adopt the resolution relating to such purpose. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

6.04    Officers.

(a)    Enumeration. The officers of the Company (the “Officers”) may consist of a Chief Executive Officer, President, a Treasurer, a Secretary and such other Officers with such other titles as the Board of Directors shall determine.

(b)    Appointment. Any Officer may be appointed by the Board of Directors at any time.

(c)    Qualification. No Officer need be a Member. Any two or more offices may be held by the same person.

(d)    Tenure. Except as otherwise provided by law, by the Certificate of Formation or by this Agreement, each Officer shall hold office until his successor is duly appointed hereunder, unless a different term is specified by the Board of Directors, or until his or her earlier death, resignation or removal.

(e)    Resignation and Removal. Any Officer may resign by delivering his written resignation to the Board of Directors. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any Officer may be removed at any time, with or without cause, by the Board of Directors, but such removal shall be without prejudice to the rights of such Officer, if any, under any contract or agreement between such Officer and the Company.

(f)    Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any office. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is duly appointed hereunder, or until his earlier death, resignation or removal.

(g)    Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, shall be the principal executive officer of the Company. The Chief Executive Officer shall perform such other duties and possess such other powers as the Board of Directors may from time to time prescribe.

(h)    President. The President shall, subject to the direction of the Board of Directors and the Chief Executive Officer, have general charge and supervision of the day-to-day business of the Company. The President shall perform such other duties and possess such other powers as the Board of Directors may from time to time prescribe.

(i)    Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

(j)    Secretary and Assistant Secretaries. The Secretary shall perform such duties and possess such powers as the Board of Directors may from time to time prescribe. In addition, the Secretary shall perform such duties and possess such powers as are incident to the office of the secretary of a corporation organized under the DGCL, including the duty and power to give notices of all meetings of Members, to attend all meetings of Members and keep a record of the proceedings, to maintain the Unit Register, and to be custodian of the Company records.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.
In the absence of the Secretary or any Assistant Secretary at any meeting of Members, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.
(k)    Treasurer and Assistant Treasurers. The Treasurer shall be the chief financial officer of the Company and perform such duties and possess such powers as may from time to time be assigned to him by the Board of Directors. In addition, the Treasurer shall perform such duties and possess such powers as are incident to the office of the treasurer of a corporation organized under the DGCL, including the duty and power to keep and be responsible for all funds and securities of the Company, to deposit funds of the Company in depositories selected to keep and disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of financial transactions and of the financial condition of the Company. The Board of Directors may assign the Treasurer the title of Chief Financial Officer.

The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.
(l)    Compensation. Officers shall be entitled to such salaries, compensation or reimbursement (if any) as shall be fixed or allowed from time to time by the Board of Directors subject to Section 6.08(c) below.

6.05    Binding the Company. Except as the Board of Directors may generally or in any particular case or cases otherwise authorize, and subject to the other provisions of this Agreement and the Certificate of Formation, all deeds, leases, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the Company shall be signed by a Director or any one or more Officers.

6.06    Contracts with Members, Director and Officers. Subject to the other provisions herein, in addition to the transactions contemplated hereby, the Company may engage in business with, or enter into one or more agreements, leases, contracts or other arrangements for the furnishing to or by the Company of goods, services, technology or space with, any Member, Director or Officer, or an Affiliate of any Member, Director or Officer, and may pay compensation in connection with such business, goods, services, technology or space, provided in each case the amounts payable thereunder are reasonably comparable to those which would be payable to unaffiliated Persons under similar arrangements, and if the Board of Directors determine in good faith that such amounts are so comparable.

6.07    Exculpation and Indemnification of Director.

(a)    No Indemnitee (as defined below) shall have any liability to the Company or to any Member or Director for any loss suffered by the Company which arises out of any action or inaction by such Indemnitee with respect to the Company if such Indemnitee so acted or omitted to act (i) in the good faith (A) and reasonable belief that such course of conduct was in, or was not opposed to, the best interests of the Company, or (B) reliance on the provisions of this Agreement, and (ii) such course of conduct did not constitute gross negligence or willful misconduct of such Indemnitee.

(b)    The Company shall, to the fullest extent permitted by applicable law, indemnify each Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a Director or an Officer, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer, manager or trustee of, or in a similar capacity with, another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including any employee benefit plan) (each such Person being referred to hereafter as an “Indemnitee”), or by reason of any action taken or omitted, or alleged to have been taken or omitted, in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of such Indemnitee in connection with such action, suit or proceeding and any appeal therefrom.

(c)    As a condition precedent to his right to be indemnified, the Indemnitee must notify the Company in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity hereunder will or could be sought; provided that no failure to so notify the Company shall relieve the Company of its obligations to an Indemnitee hereunder except to the extent that the Company is prejudiced by such failure. With respect to any action, suit, proceeding or investigation of which the Company is so notified, the Company will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee.

(d)    In the event that the Company does not assume the defense of any action, suit, proceeding or investigation of which the Company receives notice under this Section 6.07, the Company shall pay in advance of the final disposition of such matter any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom as such expenses are incurred; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as authorized in this Section 6.07, which undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment; and further provided that no such advancement of expenses shall be made if it is determined that (i) the Indemnitee did not act (A) in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, or (B) in the good faith reliance on the provisions of this Agreement, or (ii) with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe his conduct was unlawful.

(e)    The Company shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Directors. In addition, the Company shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Company makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Company to the extent of such insurance reimbursement.

(f)    All determinations hereunder as to the entitlement of an Indemnitee to indemnification or advancement of expenses shall be made in each instance by (in order of priority) (i) the independent Directors if there are any Directors not at that time a party to the action, suit or proceeding in question, (ii) a majority vote of a quorum of the outstanding Units (on an As-Converted Basis) of all classes and Series generally entitled to vote, voting as a single class, which quorum shall consist of Members who are not at that time parties to the action, suit or proceeding in question, (iii) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Company), or (iv) a court of competent jurisdiction.

(g)    The rights of an Indemnitee under this Section 6.07 (i) shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any law, agreement, resolution of the Directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such Indemnitee. The Company may, to the extent authorized from time to time by its Directors, grant indemnification rights to other employees or agents of the Company or the Directors, or other Persons serving the Company or the Directors, and such rights may be equivalent to, or greater or less than, those set forth in this Section 6.07. Any indemnification to be provided hereunder shall be provided although the Person to be indemnified is no longer a Director or an Officer (or serving at the request of the Company as a director, officer, manager or trustee of, or in a similar capacity with, another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including any employee benefit plan), as applicable).

6.08    Operating Covenants. Unless otherwise approved by the Board of Directors, including (for so long as the holders of Series A Preferred Units are entitled to elect a Series A Director) the Series A Director:

(a)    Insurance. The Company shall use commercially reasonable efforts to obtain from financially sound and reputable insurers and to maintain in full force and effect (i) fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed, (ii) directors and officers liability insurance and (iii) such other insurance as the Board of Directors may in its discretion reasonably request. All such insurance policies shall be obtained from financially sound and reputable insurers in amounts and on such terms which are customary for companies in a similar size and stage of business operation and in industries similar to that of the Company.

(b)    Budgets. The Company shall submit to the Board of Directors for approval not later than thirty (30) days prior to the commencement of each fiscal year, a budget and business plan for the next fiscal year presented on at least a quarterly basis, including balance sheets, income statements and cash flow projections (including itemization of provisions for Officers’ compensation, Indebtedness and capital expenditures). The business plan and budget shall be reviewed by the Company on a quarterly basis, and all material changes therein and all material deviations therefrom shall be resubmitted to the Board of Directors. The Company shall not enter into any activity not in the ordinary course of business and not envisioned by the business plan and budget unless approved by the affirmative vote of a majority of the members of the Board of Directors.

(c)    Compensation. Any increase in aggregate base salary and cash bonus of a Founding Member that represents an annual increase in any one year period in excess of the greater of (i) fifteen percent (15%) or (ii) the percentage increase in the Company’s EBITDA for the trailing twelve (12) month period over the Company’s EBITDA for the immediately preceding twelve (12) month period shall require the consent of the Board of Directors, including the Series A Director (for so long as the holders of Series A Preferred Units are entitled to elect a Series A Director). Without the consent of the Board of Directors, including (for so long as the holders of Series A Preferred Units are entitled to elect a Series A Director) the Series A Director, no amounts of compensation earned pursuant to a bonus or other incentive plan based upon the duration of service to the Company or achievement of performance-based milestones (whether financial, business, operational or otherwise) shall be paid unless the applicable time period of service or milestone has actually been achieved.

6.09    Negative Covenants. Without limiting any of the other covenants and provisions hereof, the Company shall not without the prior consent of the Board of Directors, including (for so long as the holders of Series A Preferred Units are entitled to elect a Series A Director) the Series A Director:

(a)    Restrictions on Indebtedness. Incur or assume, or permit any majority-controlled subsidiary to incur or assume, any liability with respect to Indebtedness for borrowed money that exceeds the aggregate of $800,000 and that is not already included in a budget approved by the Board of Directors, including (for so long as the holders of Series A Preferred Units are entitled to elect a Series A Director) the Series A Director; provided, however, that the approval by the Series A Director of any annual budget that includes such proposed Indebtedness in excess of $800,000 shall not be deemed to be an approval thereof unless such Series A Director has expressly approved such Indebtedness in excess of $800,000; and provided further that, to the extent that the Company’s trailing twelve (12) month revenue for any period, calculated in accordance with GAAP applied on a consistent basis, exceeds $10 million (and written evidence of such fact has been provided to the Series A Director), the $800,000 limit on Indebtedness hereunder shall be increased to $1.5 million. Notwithstanding the foregoing, (i) all term Indebtedness under the Company’s Senior Loan Facility, not to exceed $6 million in the aggregate, (ii) any Indebtedness drawn by the Company under the revolving portion of the Company’s Senior Loan Facility not to exceed $300,000 in the aggregate, (iii) any Indebtedness incurred pursuant to Sections 9.02, and (iv) any other Indebtedness existing on the original issuance date of the Series A Preferred Units, including, without limitation, Indebtedness evidenced by the Seller Note (collectively, the “Exempt Indebtedness”) shall not be included in the calculation of Indebtedness for purposes of this Section 6.09(a). The Company shall not refinance or materially amend any terms (including consenting to any increase in the interest rate) of the Exempt Indebtedness.

(b)    Capital Expenditures. Incur or obligate itself to incur capital expenditures that during any calendar year exceed $500,000 in the aggregate unless such capital expenditures are already included in a budget approved by the Board of Directors, including (for so long as the holders of Series A Preferred Units are entitled to elect a Series A Director) the Series A Director; provided, however, that the approval by the Series A Director of any annual budget that includes such proposed capital expenditures in excess of $500,000 shall not be deemed to be an approval thereof unless such Series A Director has expressly approved such capital expenditures in excess of $500,000.

(c)    Change in Nature of Business. Subject to the Company’s compliance with the non-competition provisions of the Asset Purchase Agreements, make a material change in the nature of the Business of the Company. For purposes of this Section 6.09(c), it is agreed that the Business of the Company includes, without limitation, any business related to any products or services in the biomedical industry (including, without limitation, the orthodontic and dental fields) and any business related to surface treatment processes and coatings (including, without limitation, any development, manufacture or sale of products to or for customers of such business). Nothing in this Section 6.09(c) shall expand or diminish the non-competition covenant of the Company contained in the Asset Purchase Agreement.

(d)    Loans. Make, or permit any majority-controlled subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or Director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business, the terms of which require repayment in full within thirty (30) days following the Company’s fiscal year end.

(e)    Dealings with Affiliates. Except for (i) transactions contemplated by this Agreement or the Asset Purchase Agreement and (ii) executive compensation consistent with Sections 6.04(l) and 6.08(c), enter into any transaction with an Officer, Director, Member, or an Affiliate of any of the foregoing, unless the terms of such transaction are reasonably comparable to those that would be achieved in a similar arrangement with unaffiliated Persons in an arm’s length transaction and the Board of Directors (excluding any interested Director) determines that such amounts are so comparable.

(f)    Equity Compensation. Grant or issue Units as compensation (or at a purchase price less than fair market value) to the Founding Members in an amount exceeding five percent (5%) of the aggregate number of outstanding Common Units on an As-Converted Basis.

(g)    Non-Competition, Non-Solicitation Agreements. Terminate, amend or waive any provision of any non-competition, non-solicitation or any other agreement including similar terms to which any Founding Member is a party.

(h)    Repurchase of Units. For so long as the Seller Note remains outstanding, purchase or redeem (or permit any majority-controlled subsidiary to purchase or redeem) any Units of the Company held of record or beneficially by any Founding Member or any Founding Member’s immediate family.

6.10    Information Rights.

(a)    For so long as Spire Corporation is a Major Investor, the Company shall deliver to Spire Corporation:

(i)    as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, including a comparison between (x) the actual amounts as of, and for, such fiscal year and (y) the comparable amounts for the prior year as included in the budget (as provided in Section 6.08(b)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of Members’ equity as of the end of such year, all such financial statements audited by independent public accountants selected by the Company;

(ii)    as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of Members' equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP); and

(iii)    as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of Units of each class and series and securities convertible into or exercisable for Units outstanding at the end of the period, the Common Units issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Units and the exchange ratio or exercise price applicable thereto, and the number of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Members to calculate their respective percentage equity ownership in the Company, and certified by the Chief Financial Officer or Chief Executive Officer of the Company as being true, complete, and correct.

(b)    Subject to Section 6.10(c) below, for so long as the financial results of the Company are required to be consolidated with the financial results of Spire Corporation in accordance with GAAP and Spire Corporation files periodic reports with the Securities and Exchange Commission (“SEC”), the Company shall, cooperate with Spire Corporation as set forth in Sections 6.10(b)(i) and (ii) below; provided, however, that the Company shall not be obligated pursuant to this Section 6.10 to provide access to any information that it reasonably and in good faith considers to be a trade secret (unless covered by a separate enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel:

(i)    Provide reasonable cooperation to Spire Corporation (A) in the preparation of the financial statements of the Company required to be included in Spire Corporation’s filings with the SEC, including providing information necessary for all such required financial statement and footnote disclosures, and (B) in connection with Spire Corporation’s other obligations under applicable securities laws; and

(ii)    Provide reasonable cooperation with Spire Corporation and its registered public accountants in connection with the periodic review and annual audits of the financial statements of Spire Corporation and its consolidated entities, including the Company, including (A) the execution of any required engagement letters and management representation letters on customary terms and in customary form, and (B) making available personnel and books and records reasonably requested in connection with such reviews and audits.

(c)    Notwithstanding anything in this Agreement to the contrary, to the extent that (i) the financial statements of the Company are required to be consolidated with the financial statements of Spire Corporation in accordance with GAAP, (ii) the Company does not utilize Spire Corporation for a substantial portion of the Company’s accounting and financial reporting services, and (iii) Spire Corporation requests that, in order to comply with Spire Corporation’s SEC filing requirements, the Company take actions substantially in excess of those required for the Company to produce a set of financial statements which have been audited by an independent registered accounting firm with an unqualified opinion (such actions, the “Extraordinary Actions”), then Spire Corporation agrees to reimburse the Company for fifty percent (50%) of the reasonable costs incurred by the Company solely due to such Extraordinary Actions (such costs, the “Extraordinary Costs”). The Company shall, at its expense, establish and maintain effective internal controls over financial reporting sufficient to permit such independent registered public accounting firm to provide such unqualified opinion. To the extent that Spire Corporation requests that the Company implement or maintain any internal controls over financial reporting that are in excess of those required to produce a set of financial statements audited by an independent registered public accounting firm with an unqualified opinion, the cost of such shall be deemed to be Extraordinary Costs. However, should a material weakness in internal controls over financial reporting be identified and reported to the Company’s senior lender, whether via the Company or the independent registered public accounting firm’s controls report, and the Company’s senior lender consequently requires changes be made to the Company’s system of internal controls over financial reporting, the cost of remediation of said material weakness shall be borne one hundred percent (100%) by the Company. In addition, the Company agrees to provide Spire Corporation with a copy of the signed management representation letter provided to it’s independent registered public accounting firm in connection with the Company’s annual year end audit such that Spire Corporation can make appropriate representations to its independent registered public accounting firm. In order to determine the actual Extraordinary Costs, if any, that Spire Corporation shall be responsible to pay the Company, the Company shall periodically prepare and deliver to Spire Corporation a schedule that sets forth, in reasonable detail, the costs which the Company believes are Extraordinary Costs. Spire Corporation shall promptly review such schedule and either accept such schedule as final, in which case the schedule shall be the Extraordinary Costs for such period, or Spire Corporation shall object to such schedule and/or request additional information to review such schedule. The Company agrees to promptly provide information reasonably requested by Spire Corporation for such purpose. Spire Corporation and the Company agree to meet promptly and resolve any differences and agree on a final amount of Extraordinary Costs for such period. Spire Corporation shall promptly remit to the Company the amount of Extraordinary Costs which have been agreed to by Spire Corporation and the Company.

(d)    Spire Corporation agrees that it shall keep confidential and shall not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company and/or to the extent necessary to satisfy its obligations under the securities laws applicable to Spire Corporation) any “Confidential Information” (as defined below) obtained from the Company pursuant to the terms of this Agreement, unless such Confidential Information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 6.10(d)), (ii) is or has been independently developed or conceived by Spire Corporation without use of the Company’s Confidential Information, or (iii) is or has been made known or disclosed to Spire Corporation by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that Spire Corporation may disclose Confidential Information to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company and/or to satisfy its obligations under the securities laws. Solely for purposes of this Section 6.10(d), “Confidential Information” shall mean any information regarding the Company’s financial statements or other information required to be disclosed under Article VI and (z) any information regarding future issuance of New Securities of the Company or the right of first offer associated therewith under Section 3.07.

6.11    Inspection Rights. For so long as Spire Corporation is a Major Investor, the Company shall permit Spire Corporation, at its request, to visit and inspect the Company’s properties, examine its books of account and records, and discuss the Company’s affairs, finances, and accounts with its Officers, during normal business hours of the Company as may be reasonably requested by Spire Corporation; provided, however, that the Company shall not be obligated pursuant to this Section 6.11 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel; and provided further that the Company shall not be obligated to provide access to any information to Spire Corporation with respect to any aspects of the Company’s business that compete with any aspects of the business of Spire Corporation or its Affiliates.

ARTICLE VII
Freedom of Action
7.01    Freedom of Action. Each Member and Director and each of their respective Affiliates and their respective employees, officers, directors, stockholders, members, managers, trustees, general and limited partners, agents and representatives) (collectively, the “Permitted Persons”) may have other business interests and may engage in any other business or trade, profession or employment whatsoever, on its own account, or in partnership with, or as employees, officers, directors, stockholders, members, managers, trustees, general or limited partners, agents or representatives of any other Person, and no Permitted Person shall be required to devote its entire time to the business of the Company (subject in each case to (A) the terms of any other agreement between such Permitted Person and the Company and/or the Board of Directors, and (B) fiduciary or other duties to which such Permitted Person may be subject in another capacity). Without limiting the generality of (but subject to the limitations set forth in clauses (A) and (B) of) the foregoing, each Permitted Person (i) may engage in similar activities or lines of business as the Company or develop or market any products or services that compete, directly or indirectly, with those of the Company, (ii) may invest or own any interest publicly or privately in, or develop a business relationship with, any Person engaged in similar activities or lines of business as, or otherwise in competition with, the Company and (iii) do business with any client or customer of the Company. Neither the Company nor any Member or Director, nor any of any Affiliate thereof, by virtue of this Agreement, shall have any rights in and to any such independent venture or the income or profits derived therefrom, regardless of whether or not such venture was initially presented to a Permitted Person as a direct or indirect result of its connection with the Company. No Permitted Person shall have any obligation to present any business opportunity to the Company, even if the opportunity is one that the Company might reasonably be deemed to have pursued or had the ability or desire to pursue, in each case, if granted the opportunity to do so, and no Permitted Person shall be liable to the Company or any Member or Director (or any Affiliate thereof) for breach of any fiduciary or other duty relating to the Company (whether imposed by law or otherwise), as a Member or Director or otherwise, by reason of the fact that a Permitted Person pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Company (subject in each case to (A) the terms of any other agreement between such Permitted Person and the Company and/or the Board of Directors, and (B) fiduciary or other duties to which such Permitted Person may be subject in another capacity).
ARTICLE VIII

Books and Records; Fiscal Matters

8.01    Books and Records. The Company or a third party designated by the Company shall keep, at the principal office of the Company or in such other location as the Board of Directors or any appropriate Officer may designate, complete and accurate books and records of the Company, maintained in such form and manner as any appropriate Officer may determine. The Company shall make available for examination and copying by any Member, at its reasonable request and at its expense during ordinary business hours, for any purpose reasonably related to such Member’s interest in the Company and in compliance with such other conditions as may be reasonably established by the Board of Directors, all documents and information required to be furnished to the Members under the Act. Any request by a Member under this Section 8.01 shall be in writing and shall state the purpose of such request.

8.02    Bank Accounts. The Company may open and maintain one or more accounts with such one or more financial institutions as the Board of Directors or an appropriate Officer may determine to be necessary or advisable. To the extent deemed necessary or advisable by the Board of Directors or any appropriate Officer, the Members shall adopt resolutions more specifically effectuating the foregoing provisions of this Section 8.02. No funds belonging to any Person other than the Company (whether or not a Member) shall in any way be deposited or kept in any such account of the Company or otherwise be commingled with any funds of the Company.

8.03    Fiscal Year. The fiscal year of the Company shall end on December 31 of each year.

8.04    Tax Matters Partner. Except as provided in this Section 8.04, Eric Tobin shall serve as the tax matters partner of the Company as defined under Code Section 623l(a)(7) (the “Tax Matters Partner”), to manage administrative Tax proceedings conducted at the Company level by the Internal Revenue Service with respect to Company matters. The Tax Matters Partner is specifically directed and authorized to take whatever steps it, in its sole and absolute discretion, deems necessary or desirable to perfect such designation, including, without limitation, filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under Treasury Regulations. If at any time Eric Tobin is not permitted to serve, or refuses to serve, as the Tax Matters Partner, the Board of Directors shall designate another Member consenting thereto to serve as the Tax Matters Partner. The Tax Matters Partner is hereby authorized to and shall perform all duties of a Tax Matters Partner and shall serve as Tax Matters Partner until the sooner of (i) its resignation; (ii) its ceasing to be a Director, if it was a Director at the time of its designation as Tax Matters Partner; (iii) the designation of its successor; (iv) its removal by the Board of Directors; or (v) its not being eligible under the Code to serve. The Tax Matters Partner shall be reimbursed by the Company for all expenses actually incurred by the Tax Matters Partner in connection with its performance of its duties as such, and the Company shall indemnify and hold harmless the Tax Matters Partner from and against any and all losses, claims, liabilities, costs and expenses incurred by the Tax Matters Partner in connection with its performance of its duties as such.

ARTICLE IX

Transfers of Units, Repurchase Rights and Registration Rights

9.01    General Restrictions on Transfer.

(a)    Except as otherwise provided in this Agreement, no Member may (i) Transfer all or any part of the Units held by it, or any interest therein, to any Person, or (ii) hypothecate, pledge, grant any option to purchase or security interest in, place in trust, or create or suffer to exist any Lien on, all or any part of the Units held by it, or any interest therein, in each case except in compliance with the other provisions of this Article IX. Any Transfer or attempted Transfer or action or attempted action described in clauses (i) and (ii) of the foregoing sentence, in each case in contravention of the foregoing sentence or any other provision of this Agreement, shall be null and void ab initio and ineffective to transfer any Units, or any interest therein, and shall not bind, or be recognized by, or on the books of, the Company, and any Transferee in such transaction shall not be or be treated as or deemed to be a Member (or an assignee within the meaning of Section 18-702 of the Act) for any purpose.

(b)    The Company shall not be required to recognize any Transfer of Units until the instrument conveying such Units, in form and substance reasonably satisfactory to the Company, has been delivered to the Company at its principal office for recordation on the books of the Company. The Company shall be entitled to treat the record owner of any Units as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as the instrument conveying such Units, in form and substance reasonably satisfactory to the Company, has been received and accepted by the Company and recorded on the books of the Company.

(c)    In connection with any Transfer of Units by any Member made in accordance with this Section 9.01, the Unit Register shall be amended to reflect such Transfer (and, to the extent necessary, the admission of each additional Member (if any) to the Company), and any such amendment may be effected by the Board of Directors or any one or more Officers without any vote, consent, approval or other action of the Members.

(d)    Notwithstanding anything to the contrary contained in this Agreement, a Member may Transfer any Units to a Permitted Transferee provided that such Permitted Transferee, prior to such Transfer, agrees in writing, in form and substance satisfactory to the Board of Directors, to be bound by the terms of this Agreement to the same extent, and in the same manner, as the Member proposing to Transfer such Units, which writing shall include the address of such Permitted Transferee to which notices given pursuant to this Agreement may be sent. In the event that any Member consummates such Transfer of its Units to a Permitted Transferee, all references in this Agreement to the Transferring Member shall be deemed to constitute, and shall be interpreted as, references to such Transferring Member (to the extent it remains a Member) and each such Permitted Transferee, as a group, for all purposes hereunder.

9.02    Right of First Refusal. No Member shall sell, assign, pledge, or in any manner Transfer any Units of the Company or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a Transfer which meets the requirements hereinafter set forth in this Section 9.02:

(a)    If the Member desires to sell or otherwise Transfer any of his Units, then the Member shall first give written notice thereof to the Company. The notice shall name the proposed transferee and state the number of Units to be transferred, the proposed consideration, and all other terms and conditions of the proposed Transfer.

(b)    For ninety (90) days following receipt of such notice, the Company shall have the option to purchase all or a portion of the Units specified in the notice at the price and upon the terms set forth in such notice. In the event of a gift, property settlement or other Transfer in which the proposed transferee is not paying the full price for the Units, and that is not otherwise exempted from the provisions of this Section 9.02, the price shall be deemed to be the fair market value of the Units at such time as determined in good faith by the Board of Directors. In the event the Company elects to purchase all or a lesser portion of the Units, it shall give written notice to the transferring Member of its election and settlement for said Units shall be made as provided below in Section 9.02(d).

(c)    The Company may assign its right of first refusal in Section 9.02(b) to any person upon approval of the Board of Directors, provided that, for so long as the holders of Series A Preferred Units are entitled to elect a Series A Director, the Company shall not assign its right of first refusal in Section 9.02(b) to any party that is a competitor of the Company without the consent of the Series A Director.

(d)    In the event the Company and/or its assignee(s) elect to acquire any of the Units of the transferring Member as specified in said transferring Member’s notice, the Secretary of the Company shall so notify the transferring Member and settlement thereof shall be made in cash or by promissory note, or any combination of the foregoing, within thirty (30) days after the Secretary of the Company receives said transferring Member’s notice; provided that if the terms of payment set forth in said transferring

Member’s notice were other than cash against delivery, the Company and/or its assignee(s) shall pay for said Units on the same terms and conditions set forth in said transferring Member’s notice. The terms of any promissory note delivered hereunder shall provide for payment in equal annual installments over a term not to exceed five (5) years at a reasonable market interest rate.

(e)    In the event that the Company does not elect to acquire all of the Units specified in the transferring Member’s notice, the transferring Member may, within the sixty-day period following the expiration of the option rights granted to the Company herein, Transfer the Units specified in said transferring Member’s notice which were not acquired by the Company and/or its assignees(s) as specified in said transferring Member’s notice. All Units so sold by said transferring Member shall continue to be subject to the provisions of this Article IX in the same manner as before said Transfer

(f)    Anything to the contrary contained herein notwithstanding, (i) Transfers to Permitted Transferees, (ii) a sale of Units pursuant to an Initial Public Offering, and (iii) a sale of Units in connection with a Sale of the Company shall be exempt from the provisions of this Section 9.02 and Section 9.03.

(g)    The provisions of this Section 9.02 may be waived with respect to any Transfer upon approval of (i) the Board of Directors, including (for so long as the holders of Series A Preferred Units are entitled to elect a Series A Director) the Series A Director, or (ii) by the Members, upon (1) the express written consent of the holders of a majority of the outstanding Units (excluding the votes represented by those Units to be transferred by the transferring Member) and (2) the express written consent of the holders of a majority of the outstanding Series A Preferred Units. This Section 9.02 may be amended or repealed either by a duly authorized action of the Board of Directors, including (for so long as the holders of Series A Preferred Units are entitled to elect a Series A Director) the Series A Director and the Members, upon the express written consent of the owners of a majority of the voting power of the Company and the consent of the holders of a majority of the outstanding Series A Preferred Units.

(h)    Any sale or Transfer, or purported sale or Transfer, of Units of the Company shall be null and void unless the terms, conditions, and provisions of this section are strictly observed and followed.

9.03    Right of Co-Sale.

(a)    In addition to the restrictions set forth in Section 9.02, except as provided in Section 9.03(d) below, no Member shall Transfer any Securities now owned or hereafter acquired by such Member (such Member, the “Selling Member”) until such Selling Member notifies each other Member (a “Co-Sale Member”) of the proposed transaction and gives each Co-Sale Member the opportunity to include Units in the sale to the proposed transferee, upon the same terms and conditions offered to the Selling Member by such transferee. The number of Units that the Selling Member and each Co-Sale Member shall be entitled to have included in such sale will be a number determined by multiplying the number of Units initially proposed to be sold by the Selling Member by a fraction, the numerator of which is the total number of Common Unit Equivalents owned by such Selling Member or Co-Sale Member, as the case may be, and the denominator of which is the total number of Common Unit Equivalents then owned by all Members. Each Co-Sale Member shall have a period of fifteen (15) days (the “Co-Sale Offer Period”) from the date notice of such opportunity is received to give the Selling Member written notice of its desire to participate in such sale, stating in such notice the number of Units such Co-Sale Member wishes to sell; and if no such notice is given within the Co-Sale Offer Period, such Co-Sale Member shall be deemed to have chosen not to participate. If during the Co-Sale Offer Period, any Co-Sale Member chooses not to participate in such a sale, in whole or in part, the Selling Member shall promptly notify all other participating Co-Sale Members and such other Co-Sale Members (the “Fully Participating Co-Sale Members”) shall have the right, for a period of five (5) days beginning on the first day after the expiration of the Co-Sale Offer Period, to increase the number of Units they may sell pursuant to this Section 9.03, in an aggregate amount of up to the total number of Units that such partially participating or non-participating Co-Sale Members would have been entitled to sell had they participated in full, less the total number of Units that such partially participating or non-participating Co-Sale Member is selling, pro rata, which, if necessary, shall be apportioned on the basis of the proportion that the number of Common Unit Equivalents held by each Fully Participating Co-Sale Member that is increasing the number of Units it proposes to sell bears to the number of Common Unit Equivalents held by all Fully Participating Co-Sale Member that are increasing the number of Units they propose to sell.

(b)    Each Member agrees that no Transfer of Units may be made pursuant to Section 9.03(a) unless the proposed transferee has agreed to purchase Units from the Co-Sale Members to the extent required by Section 9.03(a). If any Transfer of Units is made by a Selling Member (or transferee of a Selling Member) contrary to the provisions of this Section 9.03, the Co-Sale Members shall have the right to require the Selling Member to buy from them (in accordance with the formula specified in Section 9.03(a)) that number of Units which the Co-Sale Members would have been able to sell at the price which the Co-Sale Members would have received if the Selling Member had complied with the provisions of Section 9.03(a).

(c)    The closing of the purchase and sale of Units under this Section 9.03 shall take place on a date agreed upon by the Selling Member and the Fully Participating Co-Sale Members, within seventy-five (75) days following the expiration of the Co-Sale Offer Period, at the principal office of the Company.

9.04    Drag Along. Subject to the terms of any Series of Preferred Units, in the event the holders of two-thirds of the Common Units then-outstanding and held by the Founding Members (the “Approving Members”) and the Board of Directors each vote to approve (whether at a meeting or in writing) a bona fide offer (the “Offer”) from a third party (who is not an Affiliate of the Company as of the date of this Agreement) (the “Buyer”) to purchase the Company, either directly or indirectly in one or a series of related transactions, including, without limitation, by Unit purchase, asset sale, recapitalization, merger, combination, license, consolidation, spin-off of assets or otherwise (a “Sale of the Company”), each Member shall (a) vote all of the Units owned or held of record by such Member to approve such Offer; (b) agree to waive any and all appraisal rights such Member may have in connection with the consummation of such transaction(s), and (c) take all steps reasonably necessary or desirable to consummate such transaction(s), including, without limitation, executing any documentation with respect to the transactions contemplated by the Offer in the form and containing such terms and conditions that the Approving Members execute and transferring, upon receipt of the purchase price therefor, all the Units held of record by such Member to the Buyer free and clear of all security interests, liens, claims or encumbrances.

9.05    Repurchase of Units Upon Repurchase Event.

(a)    The Series A Preferred Units (including, for this purpose, Common Units issued upon conversion of the Series A Preferred Units) held by a Member and, in the case of Spire Corporation, any Common Units issued upon conversion of the Seller Note, shall each be subject to repurchase by the Company upon the occurrence of any of the events (each such event, a “Repurchase Event”), and pursuant to the terms and conditions, set forth in Section 9.05(a)(i) or 9.05(a)(ii) below (such repurchase right of the Company, the “Repurchase Right”):

(i)    Upon an Event of Bankruptcy with respect to a holder of Series A Preferred Units (including, for this purpose, Common Units issued upon conversion of Series A Preferred Units); and

(ii)    Upon a Liquidation Event with respect to a holder of Series A Preferred Units (including, for this purpose, Common Units issued upon conversion of Series A Preferred Units).

(b)    Pursuant to this Section 9.05, the Company may, but is not required to, elect to purchase some or all of the Units held by the holder of Series A Preferred Units that has suffered such Repurchase Event (including, for this purpose, Common Units issued upon conversion of the Series A Preferred Units and, in the case of Spire Corporation, any Common Units issued upon conversion of the Seller Note) (collectively, the “Repurchased Units”) by delivering written notice (the “Repurchase Notice”) to such Member (the “Seller”) within one (1) year following the date of such Repurchase Event. Upon delivery of such Repurchase Notice, the Seller agrees to sell to the Company the Repurchased Units set forth in the Repurchase Notice free and clear of all liens and encumbrances. Regardless of the Seller’s compliance with the foregoing procedures, each exercise of the Company’s Repurchase Right pursuant to this Section 9.05 shall be recorded on the books and records of the Company, which shall be conclusive and binding on the Seller.

(c)    The purchase price for the Repurchased Units shall be the Repurchase Value of such Repurchased Units as of the date of the Repurchase Event and shall be payable by the Company in cash. The closing of the repurchase of Repurchased Units by the Company shall take place no later than thirty (30) days after delivery of the Repurchase Notice to the Seller; provided, however, that, if the Repurchase Value has been determined by an appraiser in accordance with the definition thereof, such closing date shall be no later than thirty (30) days after determination of the Repurchase Value by such appraiser.

(d)    The Company may assign its Repurchase Right in this Section 9.05 to any Person upon approval of the Board of Directors.

9.06    Registration Rights. The Company shall not grant to any Person the right to require the Company to register any Units of the Company or the sale or resale thereof pursuant to the Securities Act, the Exchange Act, any other state or federal law, rule or regulation, including without limitation, the rules and regulations promulgated by any state or federal governmental agency, unless such rights are also granted to the holders of Series A Preferred Units on a pari passu basis with respect to any of their Units. The covenants set forth in this Section 9.06 shall terminate and be of no further force or effect upon the earliest to occur of (i) the business day immediately before the consummation of an Initial Public Offering, (ii) the time at which the Company first becomes subject to the periodic reporting requirements of Section 12(g) or Section 15(d) of the Exchange Act or (iii) a Liquidation of the Company.

ARTICLE X

Dissolution and Liquidation

10.01    Events Causing Dissolution. The Company shall be dissolved and its affairs wound up solely upon:

(a)    Approval of dissolution of the Company by the Board of Directors (acting in accordance with Section 6.02) and by the Members (acting in accordance with Section 6.03);

(b)    The time on which there are no Members, unless the Company is continued in accordance with the Act; or

(c)    The entry of a decree of judicial dissolution under Section 18-802 of the Act, or the occurrence of any other event which, pursuant to any non-waivable provision of the Act, causes dissolution of the Company.

For the avoidance of doubt, the Company shall not be dissolved upon the death, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member under the Act, and no Member shall have any right or power to cause dissolution of the Company by reason of the occurrence of any such event.
10.02    Procedures on Dissolution. Dissolution of the Company shall be effective on the day on which occurs the event giving rise to the dissolution, but the existence of the Company shall not terminate until the Certificate of Formation shall have been cancelled and the assets of the Company shall have been distributed as provided herein. Notwithstanding the dissolution of the Company, prior to the termination of the existence of the Company, as set forth above, the business of the Company and the affairs of the Members, as such, shall continue to be governed by this Agreement (subject to the powers granted to the Liquidator by the other provisions of this Article X and under applicable law). One or more Persons appointed as Liquidator by the Board of Directors shall liquidate the assets of the Company, apply and distribute the proceeds thereof as contemplated by this Agreement and cause the cancellation of the Certificate of Formation.

10.03    Distributions Upon Liquidation.

(a)    Upon Liquidation of the Company, the Liquidator shall satisfy liabilities owing to creditors, including by establishing such reserves as may be required by non-waivable provisions of Section 18-804(b) of the Act or as the Liquidator otherwise deems reasonably necessary for any contingent liabilities or obligations of the Company. Said reserves may be paid over by the Liquidator to a bank, to be held in escrow for the purpose of complying with any such provisions of Section 18-804(b) of the Act or paying any such contingent liabilities or obligations and, at the expiration of such period as may be required by non-waivable provisions of Section 18-804(b) of the Act or as the Liquidator may deem advisable, such reserves shall be distributed to the Members or their assigns in the manner set forth in Section 10.03(b).

(b)    After satisfying such liabilities (including by and through the creation of reserves), the Liquidator shall cause the remaining net assets of the Company to be distributed to all Persons which are Members as of the record date for the making of such liquidating distribution, in the following order of priority:

(i)    First, to the extent that the provisions of this Agreement (including the terms of any Series of Preferred Units) provide for a priority of any Series of Preferred Units (each Series possessing such priority, a “Liquidation Senior Series”) over other Series of Preferred Units with respect to distributions made in connection with a Liquidation of the Company, to Members then holding Preferred Units of such Liquidation Senior Series (and if there is outstanding at such time more than one Liquidation Senior Series, then to Members then holding Preferred Units of any Liquidation Senior Series, in the relative order of priority specified herein with respect to each such Liquidation Senior Series), in each case in proportion to the aggregate Liquidating Distribution Amounts of the Preferred Units of such Liquidation Senior Series then held by each such Member, until each such Member has received, with respect to Preferred Units of each such Liquidation Senior Series then held by such Member, an amount equal to the aggregate Liquidating Distribution Amounts of all Preferred Units of such Liquidation Senior Series then held by such Member (provided, for the avoidance of doubt, that if the remaining net assets of the Company to be distributed to the Members as set forth in this Section 10.03(b) are insufficient to permit payment in full of all amounts required to be distributed to holders of Preferred Units of a Liquidation Senior Series as provided in this clause (i), then the entire such remaining net assets of the Company shall be distributed in accordance with this clause (i), and no such assets shall be distributed pursuant to clause (ii) or (iii) of this Section 10.03(b));

(ii)    Second, to Members then holding Preferred Units of each Series that is not a Liquidation Senior Series (each such Series, a “Liquidation Junior Series”), in proportion to the aggregate Liquidating Distribution Amounts of the Preferred Units of each Liquidation Junior Series then held by each such Member, until each such Member has received, with respect to Preferred Units of any Liquidation Junior Series then held by such Member, an amount equal to the aggregate Liquidating Distribution Amounts of all Preferred Units of any Liquidation Junior Series then held by such Member (provided, for the avoidance of doubt, that if the remaining net assets of the Company to be distributed to the Members as set forth in this Section 10.03(b) are insufficient to permit payment in full of all amounts required to be distributed to holders of Preferred Units of Liquidation Senior Series as provided in clause (i) of this Section 10.03(b) and to holders of Preferred Units of Liquidation Junior Series as provided in this clause (ii), then the entire such remaining net assets of the Company shall be distributed in accordance with clauses (i) and (ii) of this Section 10.03(b), and no such assets shall be distributed pursuant to clause (iii) of this Section 10.03(b)); and

(iii)    Thereafter, to Members then holding Common Units and any Preferred Units (if any) entitled hereunder to participate with Common Units in the distribution, in connection with dissolution and Liquidation of the Company, of the remaining net assets of the Company, in proportion to their respective holdings of such Units (regardless of class or Series) or as may be otherwise provided herein (including in the terms of any Series of Preferred Units);

provided, however, that, prior to the making of any distribution pursuant to this Section 10.03(b), each holder of Units of any class and, if applicable, Series entitled, at the time of such distribution, to conversion rights hereunder shall be given not less than five days’ prior written notice of such distribution.
In the event that any part of such net assets consists of notes or accounts receivable or other noncash assets, the Liquidator may take whatever steps it deems appropriate to convert such assets into cash or into any other form which would facilitate the distribution thereof. If any assets of the Company are to be distributed in kind, such assets shall be distributed on the basis of their fair market value net of any liabilities.
Notwithstanding the foregoing, no holder of a profits interest shall receive on account of any such Units held any amount in Liquidation of the Company until there has been distributed on account of all other Units of the Company an amount equal to the value of the aggregate Capital Accounts of the Company of all Members on the date such profits interest was issued.
ARTICLE XI

Conversion to C-Corporation

11.01    Notwithstanding anything to the contrary contained in this Agreement, the Company, upon the authorization and approval the Board of Directors and without any further vote, action or approval of the Members or any class or series thereof, (i) may be converted from a limited liability company into a corporation organized under the laws of the State of Delaware or (ii) may file documents with the Internal Revenue Service and elect to be treated for tax purposes as a c-corporation under the Internal Revenue Code of 1986, as amended.

ARTICLE XII

Miscellaneous Provisions

12.01    Notices. Any notice, demand, request or delivery required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be deemed received (i) when delivered personally or when sent by facsimile transmission and confirmed by telephone or electronic transmission report (with a hard copy to follow by mail), (ii) on the second business day after timely delivery to a generally recognized receipted second day international courier (such as FedEx) and (iii) on the fifth business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the party at such party’s address as set forth below or as subsequently modified by written notice delivered as provided herein, as follows:

if to the Company:    N2 Biomedical LLC
One Patriots Park
Bedford, MA 01730-2396
Attn: Mark Little, President
Telephone: (781) 275-6000
Email: marklittle@outlook.com

or at such other address or addresses as may have been furnished in writing by the Company to the other parties hereto, with a copy to:
Nutter, McClennen & Fish, LLP
World Trade Center West
155 Seaport Boulevard
Boston, MA 02210-2604
Attn: Michelle Basil, Esq.
Telephone: (617) 439-2477
Facsimile: (617) 310-9477
Email: mbasil@nutter.com

if to a Member, at the address set forth on the Member’s signature page attached hereto.

12.02    Principles of Interpretation. In this Agreement, unless otherwise provided herein or therein:

(a)    words denoting the singular include the plural and vice versa;

(b)    words denoting a gender include all genders;

(c)    all exhibits, schedules and other attachments to the document in which the reference thereto is contained shall, unless the context otherwise requires, constitute an integral part of such document for all purposes;

(d)    references to a particular part, clause, section, paragraph, article, exhibit, schedule or other attachment shall be a reference to a part, clause, section, paragraph, or article of, or an exhibit, schedule or other attachment to, the document in which the reference is contained;

(e)    a reference to any statute, regulation, proclamation, amendment, ordinance or law includes all statutes, regulations, proclamations, amendments, ordinances or laws varying, consolidating or replacing the same from time to time, and a reference to a statute includes all regulations, policies, protocols, codes, proclamations and ordinances issued or otherwise applicable under that statute unless, in any such case, otherwise expressly provided in any such statute or in the document in which the reference is contained;

(f)    a reference to a particular section, paragraph or other part of a particular statute shall be deemed to be a reference to any other section, paragraph or other part substituted therefor from time to time;

(g)    a definition of or reference to any document, instrument or agreement includes an amendment or supplement to, or restatement, replacement, modification or novation of, any such document, instrument or agreement unless otherwise specified in such definition or in the context in which such reference is used;

(h)    a reference to any Person includes such Person's successors and permitted assigns in that designated capacity;

(i)    any reference to “days” shall mean calendar days unless “business days” are expressly specified;

(j)    if the date as of which any right, option or election is exercisable, or the date on which any notice is required or permitted to be given, or the date upon which any amount is due and payable, is stated to be on a date or day that is not a business day, such right, option or election may be exercised, such notice may be given, and such amount shall be deemed due and payable, on the next succeeding business day with the same effect as if the same was exercised, given or made on such date or day (without, in the case of any such payment, the payment or accrual of any interest or other late payment or charge, provided such payment is made on such next succeeding business day);

(k)    words such as “hereunder”, “hereto”, “hereof”, “herein” and other words of similar import shall, unless the context requires otherwise, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof; and

(l)    a reference to “including” means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

12.03    Binding Provisions; Assignment. Subject to the restrictions on Transfers of Units set forth herein, the covenants and agreements contained herein, and the rights and obligations of the parties hereunder, (i) shall be binding upon, and inure to the benefit of, the parties hereto, their heirs, legal representatives, successors and permitted assigns, and (ii) may not be assigned except in connection with, and to the extent relating to, a Transfer of one or more Units permitted hereunder.

12.04     Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, including the Act, as interpreted by the courts of the State of Delaware, notwithstanding any rules regarding choice of law to the contrary.

12.05    Counterparts. This Agreement may be executed in several counterparts and as so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties have not signed the same counterpart.

12.06    Separability of Provisions. Each provision of this Agreement shall be considered separable. To the extent that any provision of this Agreement is prohibited or ineffective under the Act or other applicable law, this Agreement shall be considered amended to the minimum extent possible in order to make the Agreement effective under the Act or such other applicable law (and, if the Act or such other applicable law is subsequently amended or interpreted in such manner as to make effective any provision of this Agreement that was formerly rendered invalid, such provision shall automatically be considered to be valid from the effective date of such amendment or interpretation).

12.07    Section Titles. Article and Section titles are included herein for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

12.08    Amendments. Except as otherwise expressly provided in this Agreement, this Agreement may be amended or modified only upon approval of (i) the Board of Directors (acting in accordance with Section 6.02) and (ii) the Members (acting in accordance with Section 6.03); provided that:

(a)    any such amendment is subject to the applicable approval rights of any Series of Preferred Units expressly set forth herein, including, without limitation, Paragraph 7 of Exhibit 1 of this Agreement; and

(b)    no such amendment shall adversely affect the interests of any class or Series of Units without the specific approval of Members holding a majority of the then outstanding Units of such class of Series (as applicable), provided, that:

(i)    an amendment in connection with the issuance of additional Units or Convertible Securities shall not be deemed to adversely affect the interest of any class or Series of Units by virtue of the reduction of a Member’s percentage interest in the Company, provided that the amendment has been adopted pursuant to, or in accordance with, Sections 2.05, 3.01, 3.02, 3.03 or 3.04 or Article IX and has satisfied any applicable approval rights of any class or Series of Units (e.g., pursuant to Paragraph 7 of Exhibit 1 of this Agreement),

(ii)    the terms of any Series of Preferred Units may provide that such amendment may be approved by Members holding more or less than a majority of the then outstanding Units of such Series of Preferred Units, in which case, the consent of such specified percentage of Members shall be necessary to approve an amendment that adversely affects the interests of such class or Series of Preferred Unit;

(iii)    unless approval of Members holding Units of one or more classes or Series is expressly required hereunder (e.g., pursuant to Paragraph 7 of Exhibit 1 of this Agreement), the designation by the Board of Directors, in accordance with this Agreement, of any additional Series of Preferred Units which is a Liquidation Senior Series, or otherwise is entitled to rights senior or superior to, or ranking on a parity with, Units of any other class of Series as to distributions (whether Dividends or distributions in connection with the dissolution and Liquidation of the Company), allocations of Net Profits or Net Losses (or items thereof), voting (whether generally or with respect to any specific matter), or other matters, or the issuance and sale by the Company of the Preferred Units of such Series, upon approval thereof by the Board of Directors in accordance with the provisions hereof, shall not be deemed to adversely affect the interest of any outstanding class or Series of Units and shall not require approval of any Member;

(c)    if any provision of this Agreement provides for the approval or consent of, or grants rights to or imposes obligations on, specified Members or Members holding a specified number or percentage of the total Units outstanding and entitled to vote with respect to any matter, or of outstanding Units of a particular class or Series, then any amendment effectuated pursuant to such provision, and any amendment to (or affecting) such provision, shall require the approval or consent of the specified Members or of Members holding at least such specified number or percentage of total Units outstanding and entitled to vote or of outstanding Units of the relevant class and/or Series, as applicable;

(d)    any repeal or modification of Section 6.07 shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification with respect to actions or omissions occurring prior to such repeal or modification;

(e)    notwithstanding any other provision of this Agreement (including the foregoing provisions of this Section 12.08), the Board of Directors may modify Article V of this Agreement and related defined terms if the Company is advised at any time by its legal counsel that the allocations of Net Profits and Net Losses and similar items provided for in Article V are unlikely to be respected for federal income tax purposes, either because of the promulgation and adoption of Treasury Regulations under Code Section 704 or other developments in applicable law. In making any such amendment, the Board of Directors shall use its best efforts to effect as little change in the tax arrangements among the Members as it shall determine in its reasonable discretion to be necessary to provide for allocations of Net Profits and Net Losses and similar items to the Member which it believes, based on the advice of counsel, will be respected for federal income tax purposes. No such amendment shall give rise to any claim or cause of action by any Member;

(f)    for so long as Spire Corporation is a Member, the definition of Major Investor shall not be amended in a manner that adversely effects the rights of Spire Corporation or that changes the criteria on which the Founding Members shall be deemed to be Major Investors without the consent of Spire Corporation;

(g)    for so long as Spire Corporation continues to be a Major Investor, the definitions of Bankruptcy Event, EBITDA, Excluded Issuances, Founding Members, Indebtedness, Liquidation, Liquidation Event, New Securities, Seller Note, and Senior Loan Facility shall not be amended without the consent of Spire Corporation;

(h)    the provisions of Sections 6.08, 6.09, 6.10, 6.11, 9.05, 9.06 and 12.08 and the definition of Repurchase Value shall not be amended or waived without the consent of the holders of a majority in interest of the Series A Preferred Units;

(i)    no amendment or a waiver of a provision for the benefit of a Major Investor shall effected without the consent of the Major Investors holding at least a majority of the Units (on an as converted basis) held by the Major Investors;

(j)    no amendment or waiver of Section 6.10(b) shall be effected without the consent of Spire Corporation; and

(k)    the Company shall give prompt notice of any amendment or termination hereof or any waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition or provision.

12.09    Third Party Beneficiaries. Except to the extent provided in any separate written agreement between the Company and another Person, the provisions of this Agreement, including Article III, are not intended to be for the benefit of any creditor (other than a Member or Director which is a creditor) or other

Person (other than a Member or Director in its capacity as such) to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Company or any of the Members or the Board of Directors. Moreover, notwithstanding anything contained in this Agreement, including Article III (but subject to the immediately following sentence), no such creditor or other Person shall obtain any rights under this Agreement or shall, by reason of this Agreement, make any claim in respect of any debt, liability or obligation (or otherwise) against the Company or any Member or Director. Notwithstanding the foregoing, each Indemnitee that is not a party to this Agreement shall be deemed to be an express third party beneficiary of this Agreement for all purposes relating to such Person's exculpation and indemnification rights hereunder.

12.10    Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. The Members and the Board of Directors hereby agree that each Member, Director and Officer shall be entitled to rely on the provisions of this Agreement, and no Member, Director or Officer shall be liable to the Company or any other Person for any action or refusal to act taken in good faith reliance on the terms of this Agreement.

12.11    Waiver of Partition. Each Member and Director agrees that irreparable damage would be done to the Company if any Member or Director brought an action in court to partition the assets or properties of the Company. Accordingly, each Member and Director agrees that it shall not, either directly or indirectly, take any action to require partition or appraisal of the Company or of any of the assets or properties of the Company, and notwithstanding any provisions of this Agreement to the contrary, each Member and Director (and its successors and assigns) accepts the provisions of the Agreement as its sole entitlement on termination, dissolution and/or Liquidation of the Company and hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale or other liquidation with respect to its interest, in or with respect to, any assets or properties of the Company.

IN WITNESS WHEREOF, the Members and Directors have executed this Agreement as of the day and year first above written.
COMPANY:
N2 BIOMEDICAL LLC

By:     /s/ Mark C. Little
Name:    Mark C. Little
Title:    Director and Chief Executive Officer
Date:     September 18, 2013

By:      /s/ Eric J. Tobin
Name:    Eric Tobin
Title:    Director and Chief Operating Officer
Date:     September 18, 2013

Member Signature Page
(Limited Liability Company Agreement)

IN WITNESS WHEREOF, the Members and the Directors have executed this Agreement as of the day and year first above written.

SPIRE CORPORATION

By: /s/ Rodger W. LaFavre
(Signature)

Printed name of Member: Spire Corporation
Name of signatory (if different): Rodger W. LaFavre
Title (if applicable): Chief Operating Officer

Record Address: One Patriots Park
Bedford, Massachusetts 01730

Telephone: (781) 275-6000
Facsimile: (781) 275-7470
Email: rlafavre@spirecorp.com

ACCEPTED:

N2 BIOMEDICAL LLC

By:     /s/ Mark C. Little
Name:    Mark C. Little
Title:    Director and Chief Executive Officer
Date:     September 18, 2013

Member Signature Page
(Limited Liability Company Agreement)

IN WITNESS WHEREOF, the Members and the Directors have executed this Agreement as of the day and year first above written.

/s/ Mark C. Little
(Signature)

Printed name of Member: Mark C. Little
Name of signatory (if different):
Title (if applicable):

Record Address: 230 Dudley Road
Bedford, Massachusetts 01730

Telephone:
Facsimile:
Email: marklittle@outlook.com

ACCEPTED:

N2 BIOMEDICAL LLC

By:     /s/ Eric J. Tobin
Name:    Eric Tobin
Title:    Director and Chief Operating Officer
Date:     September 18, 2013

Member Signature Page
(Limited Liability Company Agreement)

IN WITNESS WHEREOF, the Members and the Directors have executed this Agreement as of the day and year first above written.

/s/ Eric J. Tobin
(Signature)

Printed name of Member: Eric Tobin
Name of signatory (if different):
Title (if applicable):

Record Address: 165 Rea Street
North Andover, MA 01845

Telephone:     (978) 681-8664
Facsimile:
Email: eric.tobin@outlook.com

ACCEPTED:

N2 BIOMEDICAL LLC

By:     /s/ Mark C. Little
Name:    Mark C. Little
Title:    Director and Chief Executive Officer
Date:     September 18, 2013

EXHIBIT INDEX

Exhibit 1    Terms of Series A Preferred Units